                                                Filed pursuant to Rule 424(b)(2)
                                    under the Securities Act of 1933, as amended
                                    Commission File Nos. 333-43267 and 333-22211



PROSPECTUS SUPPLEMENT
(To Prospectus dated January 7, 1998)
                                  $450,000,000
                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                          ---------------------------

    Liberty Property Limited Partnership (the "Company") may offer from time to time its Medium-Term Notes (the "Notes"), having an aggregate initial offering price not to exceed $450,000,000 (or the equivalent thereof in one or more foreign currencies or currency units), subject to reduction under certain circumstances as a result of the sale by the Company of other securities of the Company under the Prospectus to which this Prospectus Supplement relates. The Notes will rank pari passu with the Company's other unsecured, unsubordinated indebtedness. The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued from time to time in one or more series. See "Description of Debt Securities -- General" in the accompanying Prospectus. The Notes will be offered in varying maturities nine months or more from their dates of issue and may be subject to redemption at the option of the Company or repayment at the option of the holder thereof (each, a "Holder"), in each case, in whole or in part prior to the maturity date (as further defined below, the "Stated Maturity") thereof as set forth in a Pricing Supplement to this Prospectus Supplement (a "Pricing Supplement"). Each Note will be denominated and/or payable in United States dollars unless other currencies or currency units are designated in the applicable Pricing Supplement (the "Multi-Currency Notes"). The Notes, other than Multi-Currency Notes, will be issued in minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement, while Multi-Currency Notes will be issued in the minimum denominations specified in the applicable Pricing Supplement.

    Each Note will bear interest at a fixed rate ("Fixed Rate Notes"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity (a "Zero-Coupon Note"), or at a variable rate (a "Floating Rate Note") determined by reference to one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the 11th District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Kenny Rate, the Prime Rate or the Treasury Rate, or any other rate basis or formula (each, an "Interest Rate Basis") as may be indicated in the applicable Pricing Supplement, as adjusted by a Spread or Spread Multiplier, if any, applicable to such Notes. See "Description of Notes -- Interest." Interest on each Floating Rate Note will accrue from its date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable monthly, quarterly, semiannually or annually in arrears, as specified in the applicable Pricing Supplement, and at Stated Maturity. Unless otherwise specified in the applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable Pricing Supplement. Interest on each Fixed Rate Note will accrue from its date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable semiannually in arrears on March 15 and September 15 of each year and at Stated Maturity. The Company may also issue Discount Notes, Reset Notes, Currency Indexed Notes, Commodity Indexed Notes, Renewable Notes and Amortizing Notes. See "Description of Notes -- Discount Notes," "-- Reset Notes," "-- Currency Indexed Notes," "-- Commodity Indexed Notes," "-- Renewal Notes" and "-- Amortizing Notes."

    The interest rate, if any, applicable to each Note and the other variable terms thereof will be established by the Company on the date of issue of such Note and will be specified in the applicable Pricing Supplement. Interest rates or formulas and other terms of Notes are subject to change by the Company, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Company.

    Each Note will be issued in book-entry form (a "Book-Entry Note") or in fully registered certificated form (a "Certificated Note"), as specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by one or more fully registered global securities (the "Global Securities") deposited with or on behalf of The Depository Trust Company (or such other depositary identified in the applicable Pricing Supplement) (the "Depositary") and registered in the name of the Depositary or the Depositary's nominee. Interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to its participants) and the Depositary's participants (with respect to beneficial owners). Except in limited circumstances, Book-Entry Notes will not be exchangeable for Certificated Notes.
                          ---------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 3 OF THE ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE NOTES OFFERED HEREBY.
                          ---------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
   OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===========================================================================================================================
                                                  PRICE TO             AGENTS' DISCOUNTS                PROCEEDS
                                                  PUBLIC(1)           AND COMMISSIONS(2)            TO COMPANY(2)(3)
---------------------------------------------------------------------------------------------------------------------------
Per Note....................................        100.0%              0.125% - 0.750%             99.875% - 99.250%
---------------------------------------------------------------------------------------------------------------------------
Total(4)....................................     $450,000,000        $562,500 - $3,375,000     $449,437,500 - $446,625,000
===========================================================================================================================

(1) Unless otherwise indicated in the applicable Pricing Supplement, Notes will be sold at 100% of their principal amounts.
(2) The Company will pay Lehman Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation, First Chicago Capital Markets, Inc., J.P. Morgan Securities Inc. and UBS Securities LLC (each, an "Agent" and, together, the "Agents") a commission ranging from 0.125% to 0.750% of the principal amount of any Note, depending on its Stated Maturity, sold through the Agents. The commission on any Note with a maturity of more than 30 years from the date of issue will be negotiated at the time of sale. Any of the Agents, acting as principal, may also purchase Notes at a discount for resale to one or more investors or one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. The Company has agreed to reimburse such Agent for certain expenses and has agreed to indemnify such Agent against certain liabilities, including liabilities under applicable federal securities laws.
(3) Before deducting offering expenses payable by the Company estimated at $685,000.
(4) Or the equivalent thereof in one or more foreign or composite currencies.
                          ---------------------------

    The Notes are being offered from time to time by the Company to or through the Agents. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange and there is no assurance that the Notes offered hereby will be sold or, if sold, that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or an Agent, if it solicits the offer on an agency basis, may reject any such offer to purchase Notes in whole or in part. See "Plan of Distribution" herein and in the accompanying Prospectus.
                          ---------------------------
LEHMAN BROTHERS
                      DONALDSON, LUFKIN & JENRETTE
                         SECURITIES CORPORATION
                                 FIRST CHICAGO CAPITAL MARKETS, INC.
                                                            J.P.MORGAN & CO.
                                                                  UBS SECURITIES
January 12, 1998

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF NOTES PRIOR TO THE PRICING OF THE OFFERING FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE NOTES, THE PURCHASE OF NOTES FOLLOWING THE PRICING OF THE OFFERING TO COVER A SYNDICATE SHORT POSITION IN THE NOTES OR FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE NOTES, AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" HEREIN AND IN THE ACCOMPANYING PROSPECTUS.

                                  RISK FACTORS

     Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Company"), is the Operating Partnership of Liberty Property Trust, a Maryland real estate investment trust (the "Trust"). The Trust conducts substantially all of its operations through the Company. Unless the context otherwise requires, the term "Company," as used in this Prospectus Supplement, means Liberty Property Limited Partnership and its subsidiaries (and, where the context indicates, its predecessor entities, Rouse & Associates, a Pennsylvania general partnership, and certain affiliated entities (collectively, the "Predecessor")).

     Except as otherwise indicated, the cross-references in this Prospectus Supplement are to sections hereof. This Prospectus Supplement contains and the accompanying Prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's actual results could differ materially from those set forth in the forward-looking statements. For a discussion of certain factors that might cause such a difference, prospective investors should carefully consider, among others, the factors described below.

     This Prospectus Supplement does not describe all of the risk of an investment in Notes, whether resulting from such Notes being denominated or payable in or determined by reference to a currency or composite currency other than United States dollars or to one or more interest rate, currency or other indices or formulas, or otherwise. The Company and the Agents disclaim any responsibility to advise prospective investors of such risks as they exist at the date of this Prospectus Supplement or as they change from time to time. Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of investing in such Notes in light of their particular circumstances. Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in Notes denominated or payable in or determined by reference to a currency or composite currency other than United States dollars or to one or more interest rate, currency or other indices or formulas. Such Notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the applicable interest rate or currency index or other indices or formulas.

STRUCTURE RISKS

     An investment in Notes indexed, as to principal, premium, if any, and/or interest, if any, to one or more interest rate, currency (including exchange rates and swap indices between currencies or composite currencies) or other indices or formulas, either directly or inversely, entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. Such risks include, without limitation, the possibility that such indices or formulas may be subject to significant changes, that no interest will be payable in respect of such Notes or will be payable at a rate less than that applicable to a conventional fixed rate or floating rate debt security issued by the Company at the same time, that repayment of the principal and/or premium, if any, in respect of such Notes may occur at times other than that expected by the Holders, and that the Holders could lose all or a substantial portion of principal and/or premium, if any, payable with respect to such Notes at Stated Maturity (as defined below). Such risks depend on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to such Notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices or formula or formulas will be magnified. In recent years, values of certain indices and formulas have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

     Any optional redemption feature of Notes might affect the market value of such Notes. Since the Company may be expected to redeem such Notes when prevailing interest rates are relatively low, Holders generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the current interest rate on such Notes.

     The Notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the Notes or the liquidity of the secondary market if one develops. See "Plan of Distribution."

     The secondary market, if any, for Notes will be affected by a number of factors independent of the creditworthiness of the Company and the value of the applicable index or indices or formula or formulas, including the complexity and volatility of each such index or formula, the method of calculating the principal, premium, if any, and/or interest, if any, in respect of such Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other debt securities linked to such index or formula and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of such Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Holders may not be able to sell such Notes readily or at prices that will enable them to realize their anticipated yield. No investor should purchase Notes unless such investor understands and is able to bear the risk that such Notes may not be readily saleable, that the value of such Notes will fluctuate over time and that such fluctuations may be significant.

FOREIGN CURRENCY RISKS

     Exchange Rates and Exchange Controls. An investment in Multi-Currency Notes (as defined below) entails significant risks that are not associated with a similar investment in a debt security denominated and payable in United States dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the United States dollar and the Specified Currency (as defined below) and the possibility of the imposition or modification of foreign exchange controls by the applicable governments or monetary authorities. Such risks generally depend on economic and political events over which the Company has no control. In addition, if the formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to Multi-Currency Notes contains a multiplier or leverage factor, the effect of any change in the applicable currencies or composite currencies will be magnified. In recent years, rates of exchange between the United States dollar and certain foreign currencies have been highly volatile and such volatility may be expected to continue in the future. The exchange rate between the United States dollar and a foreign currency or currency unit is at any moment a result of the supply of and demand for such currencies, and changes in the rate as a result over time from the interaction of many factors, among which are rates of inflation, interest rate levels, balances of payment and the extent of governmental surpluses or deficits in the countries of such currencies. These factors are in turn sensitive to the monetary, fiscal and trade policies of other countries important to international trade and finance. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the Specified Currency applicable to a Multi-Currency Note against the United States dollar would result in a decrease in the United States dollar-equivalent yield of such Multi-Currency Note, in the United States dollar-equivalent value of the principal and premium, if any, payable on the Stated Maturity of such Multi-Currency Note, and, generally, in the United States dollar-equivalent market value of such Multi-Currency Note.

     Foreign exchange rates can either be fixed by sovereign governments or float. Exchange rates of most economically developed noncommunist nations are permitted to fluctuate in value relative to the United States dollar. Sovereign governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. In fact, such governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing Notes that are denominated in a foreign currency or currency unit is that their United States dollar-equivalent yields could be affected by governmental actions which could change or interfere with a theretofore freely determined currency valuation, by fluctuations in response to other market forces and by the movement of currencies across borders. There will be no adjustment or change in the terms of the Multi-Currency Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments, affecting the United States dollar or any applicable currency or currency unit.

     THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE APPLICABLE PRICING SUPPLEMENT DO NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN MULTI-CURRENCY NOTES THAT RESULT FROM SUCH NOTES BEING DENOMINATED IN A FOREIGN CURRENCY OR CURRENCY UNIT EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN MULTI-CURRENCY NOTES. MULTI-CURRENCY NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     Unless otherwise indicated in the applicable Pricing Supplement, Multi-Currency Notes will not be sold in, or to residents of, the country of the Specified Currency in which particular Multi-Currency Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and interest on Multi-Currency Notes. Such persons should contact their own legal advisors with regard to such matters.

     Judgments. According to their terms, the Notes will be governed by and construed in accordance with the laws of the State of New York. A judgment for money damages by courts in the United States, including money damages based on an obligation expressed in a foreign currency, will ordinarily be rendered only in United States dollars. New York statutory law provides that in an action based on an obligation expressed in a currency other than United States dollars a court shall render a judgment in the foreign currency of the underlying obligation and that the judgment shall be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. See "Special Provisions Relating to Multi-Currency Notes -- Judgments."

     Exchange Controls, Etc. Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Note's Stated Maturity. Even if there are no exchange controls, it is possible that the Specified Currency for any particular Multi-Currency Note would not be available at such Note's Stated Maturity. In that event, the Company will pay in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. See "Special Provisions Relating to Multi-Currency Notes -- Payment of Principal, Premium, If Any, and Interest, If Any."

     Should material information regarding the applicable Specified Currency (which includes information with respect to applicable current foreign exchange controls, if any) not be contained in this Prospectus Supplement or the accompanying Prospectus, an applicable Pricing Supplement with respect to such information will be delivered and will become part of this Prospectus Supplement and the accompanying Prospectus. The information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

CREDIT RATINGS RISKS

     Any credit ratings that are assigned to the Company's medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in such Notes in light of their particular circumstances.

     Such a credit rating would not constitute a recommendation to buy, sell or hold the Notes, and may be subject to revision or withdrawal at any time by the organization assigning it. Each credit rating should be evaluated independently of any other such rating.

                              DESCRIPTION OF NOTES

     The Notes will be issued as a series of Debt Securities under an Indenture, dated as of October 24, 1997, as amended or supplemented from time to time, by and between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), as supplemented by (i) the First Supplemental Indenture, dated as of October 24, 1997, by and between the Company and the Trustee and (ii) the Second Supplemental Indenture, dated as of January 9, 1998, by and between the Company and the Trustee (collectively, the "Indenture"). The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Notes and the Indenture. Capitalized terms used but not defined herein shall have the meanings given to them in the accompanying Prospectus, the Notes or the Indenture, as the case may be. The term "Debt Securities" as used in this Prospectus Supplement, refers to all debt securities, including the Notes, issued and issuable from time to time under the Indenture. The following description of Notes will apply to each Note offered hereby unless otherwise specified in the applicable Pricing Supplement.

GENERAL

     All Debt Securities, including the Notes, issued and to be issued under the Indenture will be direct, unsecured general obligations of the Company and will rank pari passu with each other and with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Indenture does not limit the aggregate initial offering price of Debt Securities that may be issued thereunder and Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate initial offering price from time to time authorized by the Company for each series. The Notes will be effectively subordinated to (i) the prior claims of each secured mortgage lender to any specific property of the Company (a "Property") which secures such lender's mortgage and (ii) any claims of creditors of entities wholly or partly owned, directly or indirectly, by the Company. Subject to certain limitations set forth in the Indenture, and as described under "-- Certain Covenants -- Limitations on Incurrence of Debt" below, the Indenture will permit the Company to incur additional secured and unsecured indebtedness. The Company may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes or other Debt Securities under the Indenture, or the issuance of other debt under another indenture entered into by the Company in addition to the $450,000,000 aggregate initial offering price of Notes offered hereby.

     The Notes are currently limited to up to $450,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign or composite currencies. The Notes will be offered from time to time and will mature on a Business Day (as defined below) nine months or more from their dates of issue (each, a "Stated Maturity"), as specified in the applicable Pricing Supplement, unless the principal thereof (or any installment of principal thereof) becomes due and payable prior to Stated Maturity, whether by the declaration of acceleration of maturity, notice of redemption at the option of the Company, if applicable, notice of the Holder's option to elect repayment, if applicable, or otherwise. (Stated Maturity or such prior date, as the case may be, is herein referred to as the "Maturity Date" with respect to the principal of such Note repayable on such date.) Unless otherwise specified in the applicable Pricing Supplement, interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable Pricing Supplement. The Company may also issue Discount Notes, Currency Indexed Notes, Commodity Indexed Notes, Reset Notes, Renewable Notes and Amortizing Notes (each as defined below).

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, United States dollars. The Notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof may be made in, one or more foreign or composite currencies ("Multi-Currency Notes"). See "Special Provisions Relating to Multi-Currency Notes -- Payment of Principal, Premium, If Any, and Interest, If Any." The currency or composite currency in which a particular Note is denominated (or, if such currency or composite currency is no longer legal tender for the payment of public and private debts, such other currency or composite currency of the relevant country which is then legal tender for the payment of such debts) is herein referred to as the "Specified Currency" with respect to such Note.

References herein to "United States dollars," "U.S. dollars" or "$" are to the lawful currency of the United States of America (the "United States").

     Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for the Notes in the applicable Specified Currencies. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign or composite currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. Each applicable Agent may be prepared to arrange for the conversion of United States dollars into the applicable Specified Currency in order to enable the purchaser to pay for such Multi-Currency Note, provided that a request is made to the Agent on or prior to the third Business Day preceding the date of delivery of such Multi-Currency Note, or by such other day as determined by the Agent. Each such conversion will be made by the Agent on such terms and subject to such conditions, limitations and charges as the Agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchaser of each such Multi-Currency Note. See "Special Provisions Relating to Multi-Currency Notes."

     Interest rates offered by the Company with respect to the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. Interest rates or formulas and other terms of Notes are subject to change by the Company from time to time, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Company.

     Each Note will be issued as a Book-Entry Note represented by one or more fully registered Global Securities or as a fully registered Certificated Note. The minimum denominations of each Note other than a Multi-Currency Note will be $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement, while the minimum denominations of each Multi-Currency Note will be specified in the applicable Pricing Supplement.

     Payments of principal of, premium, if any, and/or interest, if any, on, Book-Entry Notes will be made by the Company through the Trustee to the Depositary. See "Description of Debt Securities -- Book-Entry System" in the accompanying Prospectus. In the case of Certificated Notes, payment of principal and premium, if any, due on the Maturity Date will be made in immediately available funds upon presentation and surrender thereof at the office or agency maintained by the Company for such purpose in New York City (or, in the case of any repayment on an Optional Repayment Date, upon presentation of such Certificated Note and a duly completed election form in accordance with the provisions described below), currently the corporate trust office of the Trustee located initially at 14 Wall Street, 8th Floor, New York, New York 10005. Payment of interest due on the Maturity Date of each Certificated Note will be made to the person to whom payment of the principal and premium, if any, shall be made. Payment of interest due on each Certificated Note on any Interest Payment Date (as defined below) other than the Maturity Date will be made at the office or agency referred to above maintained by the Company for such purpose or, at the option of the Company, may be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register of the Company. Notwithstanding the foregoing, a Holder of $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder. For special payment terms applicable to Multi-Currency Notes, see "Special Provisions Relating to Multi-Currency Notes -- Payment of Principal, Premium, If Any, and Interest, If Any."

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York or Chicago, Illinois, provided, however, that, with respect to Multi-

Currency Notes the payment of which is to be made in a currency or composite currency other than United States dollars, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (unless the Specified Currency is European Currency Units ("ECUs"), in which case such day is also not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means any day on which dealings in the Designated LIBOR Currency (as defined below) are transacted in the London interbank market.

     "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described in the immediately preceding paragraph with respect to ECU) or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates (or, in the case of ECU, Luxembourg), except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of clause (i) above), Zurich and Luxembourg, respectively.

     Book-Entry Notes may be transferred or exchanged only through the Depositary. See "Description of Debt Securities -- Book-Entry System" in the accompanying Prospectus. Registration of transfer or exchange of Certificated Notes will be made at the office or agency maintained by the Company for such purpose in New York, New York, 14 Wall Street, 8th Floor, New York, New York 10005. No service charge will be made by the Company or the Trustee for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

     The defeasance and covenant defeasance provisions contained in the Indenture shall apply to the Notes. See "Description of Debt
Securities -- Discharge, Defeasance and Covenant Defeasance" in the accompanying Prospectus.

     Notwithstanding any provisions described in this Prospectus Supplement to the contrary, if a Note specifies that an Addendum is attached thereto or that "Other/Additional Provisions" apply, such Note will be subject to the terms specified in such Addendum or "Other/Additional Provisions," as the case may be, and will be described in the applicable Pricing Supplement. See
"-- Other/Additional Provisions; Addendum."

REDEMPTION AT THE OPTION OF THE COMPANY

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to Stated Maturity only if an Initial Redemption Date is specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination), at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the date of redemption, on written notice given to the Holders thereof not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price," with respect to a Note, means an amount equal to the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption

Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. For a discussion of the redemption of Discount Notes, see "-- Discount Notes."

REPAYMENT AT THE OPTION OF THE HOLDER

     The Notes will be repayable by the Company at the option of the Holders thereof prior to Stated Maturity only if one or more Optional Repayment Dates are specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date of repayment. For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its office maintained for such purpose in New York, New York, currently the corporate trust office of the Trustee located at 14 Wall Street, 8th Floor, New York, New York 10005 (or such other address of which the Company shall from time to time notify the Holders), not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable. For a discussion of the repayment of Discount Notes, see "-- Discount Notes."

     Only the Depositary may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, Beneficial Owners (as defined below) of Global Securities that desire to have all or any portion of the Book-Entry Notes represented by such Global Securities repaid must instruct the Participant (as defined below) through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering the related Global Security and duly completed election form to the Trustee as aforesaid. In order to ensure that such Global Security and election form are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their respective interests for the respective deadlines for such Participants. All instructions given to Participants from Beneficial Owners of Global Securities relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner shall cause the Participant through which it owns its interest to transfer such Beneficial Owner's interest in the Global Security or Securities representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. See "Description of Debt Securities -- Book-Entry System" in the accompanying Prospectus.

     If applicable, the Company will comply with the requirements of Section 14(e) of the Exchange Act, and Rule 14e-l of the rules promulgated thereunder, and any other securities laws or regulations in connection with any such repayment.

     The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

INTEREST

  General

     Unless otherwise specified in the applicable Pricing Supplement, each interest-bearing Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the applicable Pricing Supplement, until the principal thereof is paid or duly made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will be made in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment with respect to the applicable Note) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

     Interest on Fixed Rate Notes and Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any such Note originally issued between a Record Date (as defined below) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on such next succeeding Record Date. Unless otherwise specified in the applicable Pricing Supplement, a "Record Date" shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

  Fixed Rate Notes

     Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable on March 15 and September 15 of each year (each, an "Interest Payment Date" with respect to Fixed Rate Notes) and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

  Floating Rate Notes

     Unless otherwise specified in the applicable Pricing Supplement, Floating Rate Notes will be issued as described below. The applicable Pricing Supplement will specify certain terms with respect to which each Floating Rate Note is being delivered, including whether such Floating Rate Note is a "Regular Floating Rate Note," a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," the Fixed Rate Commencement Date, if applicable, Fixed Interest Rate, if applicable, Interest Rate Basis or Bases, Initial Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Interest Payment Period and Dates, Index Maturity, Maximum Interest Rate and/or Minimum Interest Rate, if any, and Spread and/or Spread Multiplier, if any, as such terms are defined below. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the applicable Pricing Supplement will also specify the Designated LIBOR Currency, and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below.

     The interest rate borne by the Floating Rate Notes will be determined as follows:

          (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," or as having an Addendum attached or having "Other/Additional Provisions" apply, in each case relating to a different interest rate formula, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in the applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

          (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and
     (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

          (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

     The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

     Unless otherwise specified in the applicable Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Pricing Supplement, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

     Interest on Floating Rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the 11th District Cost of Funds Rate, (v) the Federal Funds Rate,
(vi) LIBOR, (vii) the Kenny Rate, (viii) the Prime Rate, (ix) the Treasury Rate, or (x) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect on a Floating Rate Note for the period, if any, from the date of issue to the first Interest Reset Date (as defined below) will be the Initial Interest Rate; provided, further, that with respect to a Floating Rate/Fixed Rate Note the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

     The applicable Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the 11th District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and
(vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

     The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined by the Calculation Agent as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as defined below), except with respect to LIBOR and the 11th District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, the Kenny Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the 11th District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" will be such preceding Friday; provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. The "Interest Determination Date" pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

     Notwithstanding the foregoing, a Floating Rate Note may also have either or both of the following: (i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Period and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Period. In addition to any Maximum Interest Rate that may apply to any Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     Except as provided below or in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement (each, an "Interest Payment Date" with respect to Floating Rate Notes) and, in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

     All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

     With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the 11th District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate or by 365 days in the case of Floating Rate Notes for which the applicable Interest Rate Basis is the Kenny Rate. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable Pricing Supplement applied.

     Unless otherwise specified in the applicable Pricing Supplement, Lehman Brothers Inc. will be the "Calculation Agent." Upon request of the Holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be. Unless otherwise specified in the applicable Pricing Supplement, the Calculation Agent shall determine each Interest Rate Basis in accordance with the following provisions.

     CD Rate. Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent after consultation with the Company for negotiable United States dollar certificates of deposit of major United

States money market banks with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

     CMT Rate. Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (which may include the Agent or its affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent after consultation with the Company and eliminating the highest quotation (or, in the event of quotation equality, one of the highest) and the lowest quotation (or, in the event of quotation equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent after consultation with the Company and eliminating the highest quotation (or, in the event of quotation equality, one of the highest) and the lowest quotation (or, in the event of quotation equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either l, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

     Commercial Paper Rate. Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (calculated as described below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 P.M., New York City time, on the applicable Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the caption "Commercial
Paper -- Nonfinancial" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include an Agent or its affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent after consultation with the Company are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect immediately prior to such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage, rounded, if necessary, to the nearest one hundred-thousandth of a percent) calculated in accordance with the following formula:

                              D X 360
Money Market Yield   =     --------------  X 100
                           360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

     11th District Cost of Funds Rate. Unless otherwise specified in the applicable Pricing Supplement, "11th District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the 11th District Cost of Funds Rate (an "11th District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such 11th District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such 11th District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such 11th District Cost of Funds Rate Interest Determination Date, then the 11th District Cost of Funds Rate on such 11th District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such 11th District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such 11th District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such 11th District Cost of Funds Rate Interest Determination Date, the 11th District Cost of Funds Rate determined as of such 11th District Cost of Funds Rate Interest Determination Date will be the 11th District Cost of Funds Rate in effect on such 11th District Cost of Funds Rate Interest Determination Date.

     Federal Funds Rate. Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (each as rounded, if necessary, to the nearest one hundred-thousandth of a percent) of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent after consultation with the Company prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     LIBOR. Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined in accordance with the following provisions:

          (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the Note and the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity specified in the Note and the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the Note and the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the Note and the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause

     (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Agent) in the London interbank market, as selected by the Calculation Agent after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agent) in such Principal Financial Center selected by the Calculation Agent after consultation with the Company for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

     "Designated LIBOR Currency" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated or, if no such currency or composite currency is specified in the applicable Pricing Supplement, the Designated LIBOR Currency shall be United States dollars.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

     Kenny Rate. Unless otherwise specified in the applicable Pricing Supplement, "Kenny Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Kenny Rate (a "Kenny Rate Interest Determination Date"), the high grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30 day yield evaluations at par of bonds, the interest on which is exempt from federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from federal income taxation under the Code, and (C) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any Kenny Rate Interest Determination Date shall be 67% of the rate determined if the Treasury Rate option had been originally selected.

     Prime Rate. Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include affiliates of the Agent) in The City of New York selected by the Calculation Agent after consultation with the Company. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies (which may include affiliates of the Agent) necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by federal or State authority, selected by the Calculation Agent after consultation with the Company to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen USPRIME1 Page" means the display on the Reuters Monitor Money Rates Service (or any successor service) on the "USPRIMEl" page (or such other page as may replace the USPRIMEl page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

     Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agent or its affiliates) selected by the Calculation Agent after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

OTHER/ADDITIONAL PROVISIONS; ADDENDUM

     Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, Stated Maturity, any redemption or repayment provisions or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and described in the applicable Pricing Supplement.

DISCOUNT NOTES

     The Company may offer Notes ("Discount Notes") from time to time that have an Issue Price (as specified in the applicable Pricing Supplement) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to Stated Maturity. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the Holder of such Discount Note will be equal to the sum of (i) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest accrued thereon to the date of such redemption, repayment or acceleration of maturity, as the case may be.

     Unless otherwise specified in the applicable Pricing Supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Code, certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See "Certain United States Federal Income Tax Considerations -- United States Holders -- Original Issue Discount."

CURRENCY INDEXED NOTES

     General. The Company may from time to time offer Notes, the principal amount payable at maturity and/or the interest rate of which is determined by a formula which makes reference to the rate of exchange between one currency ("Currency I") and another currency ("Currency II" and, together with Currency I, the "Selected Currencies," both as specified in the applicable Pricing Supplement), neither of which need be the Specified Currency of such Notes (the "Currency Indexed Notes"). Unless otherwise specified in the applicable Pricing Supplement, Holders of Currency Indexed Notes will be entitled to receive (i) an amount in respect of principal equal to the principal amount of the Currency Indexed Notes plus an adjustment, which may be negative or positive, based on the change in the relationship between Selected Currencies or (ii) an amount of interest calculated at the stated rate of interest on the Currency Indexed Notes plus an adjustment, which may be negative or positive, based on the change in the relationship between the Selected Currencies, in each case determined as described below under "Payment of Principal and Interest." As specified in the applicable Pricing Supplement, the exchange rate designated as the base exchange rate (the "Base Exchange

Rate") will be the initial rate at which Currency I can be exchanged for Currency II and from which the change in such exchange rate will be measured.

     Payment of Principal and Interest. Unless otherwise specified in the applicable Pricing Supplement, the payment of principal at maturity and interest on each Interest Payment Date (until the payment thereof is paid or made available for payment) will be payable in the Specified Currency in amounts calculated in the manner described below.

     Unless otherwise specified in the applicable Pricing Supplement, principal at maturity, if indexed, will be payable in an amount equal to the principal amount of the Currency Indexed Note, plus or minus an amount determined by reference to the difference between the Base Exchange Rate specified in the applicable Pricing Supplement and the rate at which Currency I can be exchanged for Currency II on the second Business Day prior to the maturity (the "Determination Date") of such Currency Indexed Note, as determined by the determination agent specified in the applicable Pricing Supplement (the "Determination Agent"). Unless otherwise specified in the applicable Pricing Supplement, the interest payable on any Interest Payment Date, if indexed, will be payable in an amount equal to the stated interest rate of the Currency Indexed Note, plus or minus a rate adjustment determined by reference to the difference between the Base Exchange Rate specified in the applicable Pricing Supplement and the rate at which Currency I can be exchanged for Currency II on the second Business Day prior to the Interest Payment Date (the "Indexed Interest Determination Date") of such Currency Indexed Note, as determined by the Determination Agent, applied to the average principal amount outstanding of such Note for the period being measured. For the purpose of this section, such rate of exchange on the Determination Date or the Indexed Interest Determination Date, as the case may be, will be the average of quotations for settlement on the Maturity Date or the relevant Interest Payment Date, as the case may be, obtained by the Determination Agent from three reference dealers in The City of New York at approximately 11:00 A.M., New York City time, on either the Determination Date or the relevant Indexed Interest Determination Date, as the case may be.

     The formulas to be used by the Determination Agent to determine the principal amount and/or the stated interest rate of a Currency Indexed Note payable at maturity or on any Interest Payment Date will be specified in the applicable Pricing Supplement by reference to the appropriate formula and will be as follows:

  Principal

     A. If principal is to increase when the Spot Rate exceeds the Base Exchange Rate, and if principal is to decrease when the Spot Rate is less than the Base Exchange Rate, the formula to determine the principal amount of a Currency Indexed Note payable at maturity shall equal:

  Principal Amount + (Principal Amount X F X [Spot Rate - Base Exchange Rate])
                                                      Spot Rate

     To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will sell Currency I in exchange for a single unit of Currency II.

     B. If principal is to increase when the Base Exchange Rate exceeds the Spot Rate, and if principal is to decrease when the Base Exchange Rate is less than the Spot Rate, the formula to determine the principal amount of a Currency Indexed Note payable at maturity shall equal:

  Principal Amount + (Principal Amount X F X [Base Exchange Rate - Spot Rate])
                                                      Spot Rate

     To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will purchase Currency I in exchange for a single unit of Currency II.

  Interest

     A. If interest is to increase when the Spot Rate exceeds the Base Exchange Rate, and if interest is to decrease when the Spot Rate is less than the Base Exchange Rate, the formula to determine the interest rate payable on any Interest Payment Date on a Currency Indexed Note shall equal:

          Stated Interest Rate + F X (Spot Rate - Base Exchange Rate)
                                     --------------------------------
                                              Spot Rate

     To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will sell Currency I in exchange for a single unit of Currency II.

     B. If interest is to increase when the Base Exchange Rate exceeds the Spot Rate, and if interest is to decrease when the Base Exchange Rate is less than the Spot Rate, the formula to determine the interest rate payable on any Interest Payment Date on a Currency Indexed Note shall equal:

          Stated Interest Rate + F X (Base Exchange Rate - Spot Rate)
                                     --------------------------------
                                              Spot Rate

     To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will purchase Currency I in exchange for a single unit of Currency II.

     In each of the above formulas "F" will be the leverage factor, if any, used in such formula.

     An investment in Notes indexed, as to principal or interest or both, to one or more values of currency indices (including exchange rates between currencies) entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Note is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Note is so indexed, the principal amount payable at maturity may be less than the original purchase price of such Note if allowed pursuant to the terms of such Note, including the possibility that no principal will be paid. The secondary market for such Notes will be affected by a number of factors, independent of the creditworthiness of the Company and the value of the applicable currency index, including the volatility of the applicable currency index, the time remaining to the maturity of such Notes, the amount outstanding of such Notes and market interest rates. The value of the applicable currency index depends on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the principal amount or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the applicable currency index may be increased. The historical experience of the relevant currency indices should not be taken as an indication of future performance of such currency indices during the term of any Note. The credit ratings assigned to the Notes are a reflection of the Company's credit status and in no way are a reflection of the potential impact of the factors discussed above, or any other factors, on the market value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of such Notes in light of their particular circumstances. See "Risk Factors."

COMMODITY INDEXED NOTES

     The Company may from time to time offer Notes, the principal amount payable at maturity and/or the interest rate of which is determined by a formula which makes reference to the price or prices of specified commodities ("Commodity Indexed Notes"). The Pricing Supplement relating to a Commodity Indexed Note will set forth the method by which the amount of interest payable and the amount payable at Stated Maturity in respect of such Commodity Indexed Note will be determined, the tax consequences to holders of Commodity Indexed Notes, a description of certain risks associated with investments in Commodity Indexed Notes and other information relating to such Commodity Indexed Notes.

AMORTIZING NOTES

     The Company may from time to time offer Notes ("Amortizing Notes") with the amount of principal thereof and interest thereon payable in installments over the term of such Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

RESET NOTES

     The Pricing Supplement relating to each Note as to which the Company has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note (in each case, a "Reset Note"), will indicate (i) the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an "Optional Interest Reset Date") and (ii) the basis or formula, if any, for such resetting.

     The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Interest Reset Date for such Note. If the Company so notifies the Trustee of such exercise, the Trustee will send, not later than 40 calendar days prior to such Optional Interest Reset Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of such Note a notice (the "Reset Notice") indicating (i) that the Company has elected to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity of such Note (each such period a "Subsequent Interset Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on a Optional Interest Reset Date will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, whether or not tendered for repayment as provided in the next paragraph.

     If the Company elects prior to an Optional Interest Reset Date to reset the interest rate or the Spread and/or Spread Multiplier of a Note, the Holder of such Note will have the option to elect repayment of such Note by the Company on such Optional Interest Reset Date at a price equal to the principal amount thereof plus any accrued interest to such Optional Interest Reset Date. In order for a Note to be so repaid on an Optional Interest Reset Date, the Holder thereof must follow the procedures set forth above under "Redemption at the Option of the Company" and "Repayment at the Option of the Holder" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. A Holder who has tendered a Note for repayment following receipt of a Reset Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Interest Reset Date.

EXTENSION OF MATURITY

     The Pricing Supplement relating to each Note as to which the Company has the option to extend the Stated Maturity of such Note for one or more periods of from one to five whole years (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") will set forth each applicable Extension Period and the Final Maturity Date.

     The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of such Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Company so notifies the Trustee of such exercise, the Trustee will send, not later than 40 calendar days prior to the Original Stated Maturity Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid), to the Holder of such Note a notice (the "Extension Notice") relating to such Extension Period, indicating (i) that the Company has elected to extend the Stated Maturity of such Note, (ii) the new Stated Maturity, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the sending by the Trustee of an Extension Notice to the Holder of a Note, the Stated Maturity of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next two paragraphs, such Note will have the same terms as prior to the sending of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 calendar days prior to the Original Stated Maturity Date of a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

     If the Company elects to extend the Stated Maturity of a Note, the Holder of such Note will have the option to elect repayment of such Note by the Company on the Original Stated Maturity Date at a price equal to the principal amount thereof plus any accrued and unpaid interest to such date. In order for a Note to be so repaid on the Original Stated Maturity Date, the Holder thereof must follow the procedures set forth above under "Repayment at the Option of the Holder" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date. A Holder who has tendered a Note for repayment following receipt of an Extension Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Original Stated Maturity Date.

RENEWABLE NOTES

     The applicable Pricing Supplement will indicate that a Note (other than an Amortizing Note) will mature at its Original Stated Maturity Date unless the term of all or any portion of any such Note is renewed by the Holder in accordance with the procedures, if any, described in such Pricing Supplement.

COMBINATION OF PROVISIONS

     If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Reset Notes," "Extension of Maturity" and "Renewable Notes."

CERTAIN COVENANTS

     The Indenture contains the following covenants:

     Limitations on Incurrence of Debt. The Company will not, and will not permit any Subsidiary (as defined below) to, incur any Debt (as defined below), other than Intercompany Debt (as defined below), that is subordinate in right of payment to the Notes, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP (as defined below) is greater than 60% of the sum of (i) the Company's Adjusted Total Assets (as defined below) as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt; and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt) (Section 1004(a) of the Indenture).

     In addition to the foregoing limitation on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) on the date on which such additional Debt is to be incurred, on a pro forma basis, after giving effect to the incurrence of such Debt and to the application of the proceeds thereof, would have been less than 1.5 to 1 (Section 1004(b) of the Indenture).

     Further, the Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the properties of the Company or any Subsidiary ("Secured Debt"), whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of the sum of: (i) the Company's Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt; and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt) (Section 1004(c) of the Indenture).

     Further, the Company will at all times maintain an Unencumbered Total Asset Value (as defined below) in an amount not less than 150% of the aggregate principal amount of all outstanding unsecured Debt of the Company and its Subsidiaries on a consolidated basis (Section 1004(d) of the Indenture).

     For purposes of the foregoing paragraphs regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

     Definitions.  As used in the Indenture and the description thereof herein:

     "Adjusted Total Assets" as of any date means the total of all assets determined in accordance with generally accepted accounting principles ("GAAP") plus accumulated depreciation.

     "Annual Service Charge" as of any date means the aggregate amount of any interest expensed for the four consecutive fiscal quarters most recently ended, as determined in accordance with GAAP.

     "Consolidated Income Available for Debt Service" as of any date means Consolidated Net Income (as defined below) of the Company and its Subsidiaries plus amounts that have been deducted for: (a) interest on Debt of the Company and its Subsidiaries; (b) provision for taxes of the Company and its Subsidiaries based on income; (c) amortization of debt discount; (d) depreciation and amortization; (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income; and (f) amortization of deferred charges, for the four consecutive fiscal quarters most recently ended, all as determined in accordance with GAAP, and without taking into account any provision for gains and losses on properties.

     "Consolidated Net Income" for any period means the amount of net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "Debt" of the Company or any Subsidiary means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of: (i) borrowed money evidenced by bonds, notes, debentures or similar instruments;
(ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any Subsidiary; (iii) reimbursement obligations in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or (iv) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP; but in the case of items of indebtedness incurred under (i) through (iii) above only to the extent that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP; and also includes, to the extent not otherwise included, any obligation of the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Company or any Subsidiary).

     "Intercompany Debt" means Debt to which the only parties are the Trust, any of its subsidiaries, the Company and any Subsidiary, or Debt owed to the Trust arising from routine cash management practices, but only so long as such Debt is held solely by any of the Trust, any of its subsidiaries, the Company and any Subsidiary.

     "Security Register" means a register maintained at a place of payment for the registration and transfer of the Notes.

     "Subsidiary" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries of the Company. Liberty Property Development Corp. and Liberty Property Development Corp.-II are Subsidiaries for purposes of this definition. For the purposes of this definition, "voting stock" means stock having the voting power for the election of directors, general partners, managers or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

     "Unencumbered Total Asset Value" as of any date means the sum of: (i) the value of those Undepreciated Real Estate Assets not subject to an encumbrance; and (ii) the value of all other assets of the Company and its Subsidiaries on a consolidated basis not subject to an encumbrance determined in accordance with GAAP (but excluding accounts receivable and intangibles).

     Reference is made to the section entitled "Description of Debt
Securities -- Certain Covenants" in the accompanying Prospectus for a description of additional covenants applicable to the Notes. Compliance with the covenants described herein and such additional covenants with respect to the Notes generally may not be waived by the Board of Directors of the general partners of the Company, or by the Trustee unless the Holders of at least a majority in principal amount of all outstanding Notes consent to such waiver; provided, however, that the defeasance and covenant defeasance provisions of the Indenture described under "Description of Debt Securities -- Discharge, Defeasance and Covenant Defeasance" in the accompanying Prospectus will apply to the Notes, including with respect to the covenants described in this Prospectus Supplement.

              SPECIAL PROVISIONS RELATING TO MULTI-CURRENCY NOTES

GENERAL

     Unless otherwise specified in the applicable Pricing Supplement, Multi-Currency Notes will not be sold in, or to residents of, the country issuing the applicable currency. The information regarding Multi-Currency Notes set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents and, with respect to Multi-Currency Notes, is only a summary, does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the. The Company and the Agent disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, Multi-Currency Notes. Such persons should consult their own financial and legal advisors with regard to such matters. See "Risk Factors -- Foreign Exchange Risks -- Exchange Rates and Exchange Controls."

PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST, IF ANY

     Unless otherwise specified in the applicable Pricing Supplement, the Company is obligated to make payments of principal of, and premium, if any, and interest, if any, on, a Multi-Currency Note in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts). Any such amounts payable by the Company in the Specified Currency will be converted by the exchange rate agent named in the applicable Pricing Supplement (the "Exchange Rate Agent") into United States dollars for payment to Holders unless otherwise specified below or in the applicable Pricing Supplement or unless the Holder of such Multi-Currency Note elects, in the manner hereinafter described, to receive such amounts in the Specified Currency.

     Any United States dollar amount to be received by a Holder of a Multi-Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Multi-Currency Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Multi-Currency Notes by deductions from such payments. If three such bid quotations are not available, payments will be made in the Specified Currency unless the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company.

     Holders of Multi-Currency Notes may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by facsimile transmission. Holders of Multi-Currency Notes may elect to receive all or a specified portion of all future payments in the Specified Currency and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Holders of Multi-Currency Notes to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

     Unless otherwise specified in the applicable Pricing Supplement, if the Specified Currency is other than United States dollars, a Beneficial Owner of the related Global Security or Securities which elects to receive payments of principal, premium, if any, and/or interest, if any, in the Specified Currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of such Beneficial Owners election. Such Participant must notify the Depositary of such election on or prior to the third Business Day after such Record Date or at least twelve calendar days prior to the Maturity Date, as the case may be, and the Depositary will notify the Trustee of such election on or prior to the fifth Business Day after such Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Participant from the Beneficial Owner and forwarded by the Participant to the Depositary, and by the Depositary to the Trustee, on or prior to such dates, then such Beneficial Owner will receive payments in the Specified Currency.

     Payments of the principal of, and premium, if any, and/or interest, if any, on, Multi-Currency Notes which are to be made in United States dollars will be made in the manner specified herein with respect to Notes denominated in United States dollars. See "Description of Notes -- General." Payments of interest, if any, on Multi-Currency Notes which are to be made in the Specified Currency on an Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the Holders of such Multi-Currency Notes as they appear in the Security Register, subject to the right to receive such interest payments by wire transfer of immediately available funds under the circumstances described under "Description of Notes -- General." Payments of principal of, and premium, if any, and/or interest, if any, on, Multi-Currency Notes which are to be made in the Specified Currency on the Maturity Date will be made by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by each Holder thereof, provided that such bank has appropriate facilities therefor and that the applicable Multi-Currency Note is presented and surrendered at the office or agency maintained by the Company for such purpose in New York, New York, currently the corporate trust office of the Trustee located at 14 Wall Street, 8th Floor, New York, New York 10005, in time for the Trustee to make such payments in such funds in accordance with its normal procedures.

AVAILABILITY OF SPECIFIED CURRENCY

     Except as set forth below, if the Specified Currency for a Multi-Currency
Note is not available for the required payment of principal, premium, if any, and/or interest, if any, in respect thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Multi-Currency Note by making such payment in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent, on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable Pricing Supplement.

     If the Specified Currency for a Multi-Currency Note is a composite currency that is not available for the required payment of principal, premium, if any, and/or interest, if any, in respect thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Multi-Currency Note by making such payment in United States dollars on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (the "Component Currencies") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day prior to the required payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified in the applicable Pricing Supplement.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances where the required payment is in a Specified Currency other than United States dollars will not constitute an Event of Default under the Indenture with respect to the Notes.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of the Multi-Currency Notes.

JUDGMENTS

     The Notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on Multi-Currency Notes were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Multi-Currency Notes only in United States dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into United States dollars would be determined with reference to the date of default, the date of entry of the judgment or some other date. Under current New York law, a state court in the State of New York rendering a judgment in respect of a Multi-Currency Note would be required to render such judgment in the Specified Currency, and such foreign currency judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of such judgment. Accordingly, the Holder of such Multi-Currency Note would be subject to exchange rate fluctuations between the date of entry of such foreign currency judgment and the time the amount of such foreign currency judgment is paid to such Holder in United States dollars and converted by such Holder into the Specified Currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

     The Company will indemnify the Holder of any Note against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under such Note and such judgment or order requiring payment in a currency or composite currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Holder of such Note, on the date of payment of such judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by such Holder, as the case may be.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

     As used herein, the term "United States Holder" means a beneficial owner of a Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source or
(iv) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. As used herein, the term "non-United States Holder" means a beneficial owner of a Note that is not a United States Holder.

UNITED STATES HOLDERS

  Payments of Interest

     Payments of (i) interest on a Note without original issue discount or (ii) "qualified stated interest" on a Note with original issue discount, as discussed below, generally will be taxable to a United States Holder as ordinary interest income at the time such payments are accrued or are received, in accordance with the United States Holder's regular method of tax accounting.

  Original Issue Discount

     The following summary is a general discussion of the United States federal income tax consequences to United States Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Original Issue Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") on January 27, 1994, as amended on June 11, 1996 and December 31, 1996, under the original issue discount provisions of the Code.

     For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than "qualified stated interest" (as defined below) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than qualified stated interest payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or "qualified floating rate" as discussed below. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with so-called "teaser" rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest payments on the Note would not be treated as qualified stated interest payments.

     Payments of qualified stated interest on a Note are taxable to a United States Holder as ordinary interest income at the time such payments are accrued or are received, in accordance with the United States Holder's regular method of tax accounting. A United States Holder of an Original Issue Discount Note must include original issue discount in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield to maturity method in advance of receipt of the cash payments attributable to such income, regardless of such United States Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial United States Holder of an Original Issue Discount Note is the sum of the daily portions of original issue discount with respect to such Original Issue Discount Note for each day during the taxable year (or portion of the taxable year) on which such United States Holder held such Original Issue Discount Note. The "daily portion" of original issue discount on any Original Issue Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Original Issue Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Original Issue Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period is the sum of the issue price of the Original Issue Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Original Issue Discount Note that were not qualified stated interest payments. Under these rules, United States Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  Acquisition Premium

     A United States Holder who purchases an Original Issue Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Original Issue Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Original Issue Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such United States Holder must include in its gross income with respect to such Original Issue Discount Note for any taxable year (or portion thereof in which the United States Holder holds the original Issue Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

  Variable Rate Debt Instruments

     Under the OID Regulations, Floating Rate Notes, Currency Indexed Notes and Commodity Indexed Notes ("Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount, (b) it provides for stated interest, paid or compounded at least annually, at current values of
(i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate and (c) a qualified floating rate or objective rate in effect at any time during the term of the Note is set at a current value of that rate (i.e., the value of the rate on any day that is no earlier than three months prior to the first rate day on which the value is in effect and no later that one year following that first day).

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (e.g., a cap) or a minimum numerical limitation (e.g., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). Despite the foregoing, a variable rate of interest on a Variable Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Note's term. A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

     If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations and if interest on such Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a de minimis amount as discussed above. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

     In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate (subject to certain exceptions) in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a United States Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the United States Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

  Contingent Payment Debt Instruments

     If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. United States Holders should be aware that on June 11, 1996 and December 31, 1996 the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of prior United States federal income tax law. Specifically, the CPDI Regulations generally require a United States Holder of such an instrument to include contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a United States Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The proper United States federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement. Furthermore, any other special United States federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable Pricing Supplement.

  Notes Subject to Contingencies

     Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

  Election to Treat all Interest as Original Issue Discount

     United States Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

     The OID Regulations contain certain special rules that generally allow any reasonable method to be used in determining the amount of original issue discount allocable to a short initial accrual period (if all other accrual periods are of equal length) and require that the amount of original issue discount allocable to the final accrual period equal the excess of the amount payable at the maturity of the Original Issue Discount Note (other than any payment of qualified stated interest) over the Original Issue Discount Note's adjusted issue price as of the beginning of such final accrual period. In addition, if an interval between payments of qualified stated interest on an Original Issue Discount Note contains more than one accrual period, then the amount of qualified stated interest payable at the end of such interval is allocated pro rata (on the basis of their relative lengths) between the accrual periods contained in the interval.

  Short-Term Notes

     Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount equal to the excess of the stated redemption price at maturity on the Short-Term Note over the taxpayer's basis in such obligation. In general, an individual or other cash method United States Holder is not required to accrue such original issue discount unless the United States Holder elects to do so. If such an election is not made, any gain recognized by the United States Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the United States Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. United States Holders who report income for United States federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

  Market Discount

     If a United States Holder purchases a Note, other than an Original Issue Discount Note or a Short-Term Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of an Original Issue Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such United States Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified de minimis amount.

     Under the market discount rules, a United States Holder will be required to treat any partial principal payment (or, in the case of an Original Issue Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note purchased at a market discount as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue market discount on the basis of semiannual compounding. Once made, with respect to a Note, such election is irrevocable.

     A United States Holder may be required to defer the deduction of a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent of the amount of income included in gross income with respect to the Note plus the amount by which any remaining interest expense exceeds an allocable portion of market discount. A United States Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

  Premium

     If a United States Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such United States Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A United States Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the United States Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium. Any election to amortize bond premium applies to all taxable debt instruments then owned and thereafter acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     On December 30, 1997, the Treasury Department issued new Regulations concerning the proper tax treatment of amortizable bond premium. These Regulations revise substantially the prior Regulations concerning the amortization of bond premium. The new Regulations relating to amortizable bond premium are effective for debt instruments acquired on or after March 2, 1998. If a holder makes the election to amortize bond premium for a taxable year that includes March 2, 1998, or for any subsequent year, the new Regulations apply to all bonds held on or after the first day of the taxable year in which the election is made. A holder is deemed to have made the election to amortize bond premium for the taxable year that includes March 2, 1998 if the holder had previously elected to amortize bond premium and that election is effective on March 2, 1998. Holders are granted automatic consent to change their accounting method for bond premium as required under the new Regulations. Holders of Notes should consult their own tax advisors concerning the impact of the new Regulations on their individual tax position.

  Disposition of a Note

     Except as discussed above, upon the sale, exchange or retirement of a Note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such United States Holder's adjusted tax basis in the Note. A United States Holder's adjusted tax basis in a Note generally will equal such United States Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the United States Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss (subject to tax at a 20% rate) if the Note were held for more than 18 months, and will be "mid-term" gain or loss (subject to tax at a 28% rate) if the Note were held for more than one year and less than 18 months.

MULTI-CURRENCY NOTES

     As used herein, "Foreign Currency" means a currency or composite currency other than United States dollars. The following summary relates to Notes that are denominated in a currency or basket of currencies other than the U.S. dollar ("Multi-Currency Notes"). It does not apply to U.S. Holders whose functional currency is not the U.S. dollar.

     Cash Method. A United States Holder who uses the cash method of accounting for United States federal income tax purposes and who receives a payment of interest denominated in, or determined by reference to, a foreign currency (other than original issue discount or market discount) on a Note will be required to include in income the United States dollar value of the Foreign Currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to United States dollars at that time, and such United States dollar value will be the United States Holder's tax basis in such Foreign Currency.

     Accrual Method. A United States Holder who uses the accrual method of accounting for United States federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the United States dollar value of the amount of interest income denominated in, or determined by reference to, a foreign currency (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Note during an accrual period. The United States dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A United States Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an actual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a United States Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the United States Holder and may not be changed without the consent of the IRS. A United States Holder should consult a tax advisor before making the above election. A United States Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the United States dollar value of the Foreign Currency payment received (determined on the date such payment is received) in respect of such accrual period and the United States dollar value of interest income that has accrued during such accrual period (as determined above).

  Purchase, Sale and Retirement of Notes

     A United States Holder who purchases a Note with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United States Holder's tax basis in the Foreign Currency and the United States dollar fair market value of the Foreign Currency used to purchase the Note, determined on the date of purchase.

     Except as discussed above with respect to Short-Term Notes, upon the sale, exchange or retirement of a Note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such United States Holder's adjusted tax basis in the Note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the United States Holder's income) and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held by such United States Holder for more than 18 months. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a United States Holder receives Foreign Currency on such a sale, exchange or retirement the amount realized will be based on the United States dollar value of the Foreign Currency on the date the payment is received or the Note is disposed of (or deemed disposed of as a result of a material change in the terms of such Note). In the case of a Note that is denominated in Foreign Currency and is traded on an established securities market, a cash basis United States Holder (or, upon election, an accrual basis United States Holder) will determine the United States dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. A United States Holder's adjusted tax basis in a Note will equal the cost of the Note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such Note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A United States Holder's tax basis in a Note, and the amount of any subsequent adjustments to such holder's tax basis, will be the United States dollar value of the Foreign Currency amount paid for such Note, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

     Gain or loss realized upon the sale, exchange or retirement of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the United States dollar value of the Foreign Currency principal amount of the Note, determined on the date such payment is received or the Note is disposed of, and the United States dollar value of the Foreign Currency principal amount of the Note, determined on the date the United States Holder acquired the Note. Such Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss realized by the United States Holder on the sale, exchange or retirement of the Note.

  Original Issue Discount

     In the case of an Original Issue Discount Note or Short-Term Note, (i) original issue discount is determined in units of the Foreign Currency, (ii) accrued original issue discount is translated into United States dollars as described in "Payments of Interest in a Foreign Currency -- Accrual Method" above and (iii) the amount of Foreign Currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into United States dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above.

  Premium and Market Discount

     In the case of a Note that is denominated in, or determined by reference to, a foreign currency with market discount, (i) market discount is determined in units of the Foreign Currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note (other than accrued market discount required to be taken into account currently) is translated into United States dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includable in income by a United States Holder for any accrual period is translated into United States dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note in the manner described in "Payments of Interest in a Foreign Currency -- Accrual Method" above with respect to computation of exchange gain or loss on accrued interest.

     With respect to a Note that is denominated in, or determined by reference to, a foreign currency issued with amortizable bond premium, such premium is determined in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. Although not entirely clear, a United States Holder should recognize exchange gain or loss equal to the difference between the United States dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the United States dollar value of the bond premium determined on the date of the acquisition of the Note.

  Exchange of Foreign Currencies

     A United States Holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a Note equal to the United States dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a United States Holder on a sale or other disposition of Foreign Currency (including its exchange for United States dollars or its use to purchase Notes) will be ordinary income or loss.

NON-UNITED STATES HOLDERS

     A non-United States Holder will not be subject to United States federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-United States Holder is a direct or indirect 10% or greater shareholder of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-United States Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a United States Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

     Generally, a non-United States Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-United States Holder. Certain other exceptions may be applicable, and a non-United States Holder should consult its tax advisor in this regard.

     The Notes will not be includable in the estate of a non-United States Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

     Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a United States Holder must be reported to the IRS, unless the United States Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-United States Holders who are not exempt recipients.

     In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-United States Holder, certifies that such seller is a non-United States Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-United States status (and certain other conditions are met). Certification of the registered owner's non-United States status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     The Notes are being and will in the future be offered from time to time for sale by the Company to or through the Agents. The Agents, individually or in a syndicate, may purchase Notes, as principal, from the Company from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent(s), or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. If agreed to by the Company and an Agent, such Agent may also utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Company will pay a commission to an Agent, ranging from 0.125% to 0.750% of the principal amount of each Note, depending upon its stated maturity, sold through such Agent as an agent of the Company. Commissions with respect to Notes with stated maturities in excess of 30 years that are sold through an Agent as an agent of the Company will be negotiated between the Company and such Agent at the time of such sale.

     Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. An Agent may sell Notes it has purchased from the Company as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with such purchase. Such Agent may allow, and such dealers may reallow, a discount to certain other dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

     The Company has reserved the right to sell the Notes through one or more other agents or to other persons as principal. In any such events, the names of the other agents or principals will be set forth in the applicable Pricing Supplement.

     The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly with the Company or through either of the Agents). Each of the Agents will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

     Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in the Specified Currency in The City of New York on the date of settlement. See "Description of Notes -- General."

     Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Agents may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

     The Agents may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company and certain of its affiliates have agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities (including liabilities under the Securities Act). The Company has agreed to reimburse the Agents for certain other expenses.

     The Agents have, from time to time, provided, and may continue to provide in the future, various investing banking, commercial banking and/or financial advisory services to the Trust, the Company and certain of their affiliates, for which certain customary compensation has been, and will be, received.

     Lehman Brothers Holding Inc., an affiliate of Lehman Brothers Inc., provided to the Company a $75.0 million secured credit facility (the "Lehman Loan"). The Lehman Loan bears interest at a rate of 150 basis points over LIBOR, and matures on July 1, 1998. The proceeds of the Lehman Loan were used to repay a portion of the balance of the Credit Facility outstanding at the closing of such loan and for general corporate purposes. In connection with the Lehman Loan, the Company paid Lehman Brothers Holding Inc. a fee of approximately $281,000. As of the date of this Prospectus Supplement, no amounts are outstanding under the Lehman Loan.

     From time to time, the Company may issue and sell other Debt Securities described in the accompanying Prospectus, and the amount of Notes offered hereby is subject to reduction as a result of such sales.

                                 LEGAL MATTERS

     The legality of the Notes offered hereby will be passed upon for the Company by Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania. Certain legal matters will be passed upon for the Agents by Rogers & Wells, New York, New York. Wolf, Block, Schorr and Solis-Cohen LLP and Rogers & Wells will rely on the opinions of Weinberg & Green LLC, Baltimore, Maryland, as to matters of Maryland law.

PROSPECTUS

                         [LIBERTY PROPERTY TRUST LOGO]

                                  $999,795,000

                             LIBERTY PROPERTY TRUST
                      COMMON SHARES OF BENEFICIAL INTEREST
                    PREFERRED SHARES OF BENEFICIAL INTEREST
                               DEPOSITARY SHARES
                                    WARRANTS
                                   GUARANTIES

                                  $650,208,000

                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                                DEBT SECURITIES

     Liberty Property Trust, a Maryland real estate investment trust (the "Trust"), may offer from time to time in one or more series hereunder, together or separately, at prices and on terms to be determined at the time of offering:
(a) its Common Shares of Beneficial Interest, $0.001 par value ("Common Shares"); (b) its Preferred Shares of Beneficial Interest, $0.001 par value ("Preferred Shares"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares") and which may be convertible into or exchangeable for Common Shares or other Securities (as defined below); and (c) warrants to purchase Preferred Shares ("Preferred Shares Warrants") or Common Shares ("Common Shares Warrants"). The Preferred Shares Warrants and Common Shares Warrants are herein referred to collectively as "Warrants" and, together with Common Shares, Preferred Shares, Depositary Shares and Trust Guaranties (as defined below), as "Trust Securities."

     Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Operating Partnership" and, together with the Trust, the "Company"), may offer from time to time in one or more series hereunder, together or separately, at prices and on terms to be determined at the time of offering, its debt securities ("Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness, representing secured or unsecured obligations of the Operating Partnership, which may be either senior or subordinated, which may have the benefit of conditional or unconditional guaranties of the Trust ("Guaranties") and which may be convertible into or exchangeable for Common Shares, Preferred Shares, units of limited partnership interest of the Operating Partnership ("Units") and other Securities. The Debt Securities and Units are herein referred to as "Partnership Securities" and, together with Trust Securities, as "Securities."

     The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement") which will describe, without limitation and to the extent applicable, terms for such Securities, including: (a) in the case of Common Shares, the aggregate number of shares offered, public offering price and other terms thereof; (b) in the case of Preferred Shares, the specific designation and stated value, number of shares or fractional interests therein, any dividend, liquidation preference, redemption, sinking fund, voting or other rights, the terms for conversion into or exchange for other Securities, if any, including terms of any Securities into or for which they are convertible or exchangeable, the initial public offering price and any securities exchange listings; (c) in the case of Depositary Shares, the fraction of a Preferred Share represented by one Depositary Share and terms of the Preferred Shares; (d) in the case of Warrants, to the extent applicable, the duration, offering price,

                                                          (cover page continues)
exercise price, terms of the Securities for which they are exercisable, any securities exchange listings and detachability and other terms thereof; and (e) in the case of Debt Securities, the specific title, aggregate principal amount, currency, denomination, maturity, priority, rate of interest (which may be fixed or variable), time and place of payment of interest, terms for optional redemption or repayment by the issuer thereof or any holder thereof or for sinking fund payments, terms for conversion into or exchange for other Securities, if any, including terms of any Securities into or for which they are convertible or exchangeable, the initial public offering price, any securities exchange listings, any special provisions related to denomination in a foreign currency or issuance as medium term notes, original issue discount or other special terms, the designation of the Trustee (as defined below), Security Registrar (as defined below) and Paying Agent (as defined below), and the terms of any applicable Guaranty. The Prospectus Supplement will also contain information, where applicable, with regard to certain U.S. federal income tax, accounting or other considerations relating to the Securities offered thereby.

     The offering price to the public of the Securities to be issued by the Trust and the Operating Partnership will be limited to US $999,795,000 and US $650,208,000, respectively (or the equivalent based on the applicable exchange rate at the time of issue, if Securities offered are denominated in one or more foreign currencies or currency units). The Debt Securities may be denominated in United States dollars or, at the option of the Operating Partnership, if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. Such Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

     The Securities may be sold to or through dealers or underwriters, directly to other purchasers or through agents. If an agent of the Trust or the Operating Partnership or a dealer or an underwriter is involved in the sale of the Securities with respect to which this Prospectus is being delivered, such agent's commission or dealer's purchase price or underwriter's discount will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering of Securities may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution" for possible indemnification arrangements for any agents, dealers or underwriters.

     The Securities may be used as all or part of the consideration to be paid by the Trust or the Operating Partnership for the acquisition of non-operating assets, for which financial statements would not be required to be filed with the Securities and Exchange Commission (the "Commission"), or in exchange for units of limited partnership interest of the Operating Partnership. In addition, Common Shares may be offered hereby in exchange for certain debt securities of the Operating Partnership that are exchangeable for such Common Shares. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

     The Common Shares are traded on the New York Stock Exchange (the "NYSE") under the symbol "LRY."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS JANUARY 7, 1998.

                                  RISK FACTORS

     Liberty Property Trust, a Maryland real estate investment trust (the "Trust"), conducts substantially all of its operations through Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Operating Partnership"). Unless the context otherwise requires, as used in this Prospectus, (i) the term "Operating Partnership" includes Liberty Property Limited Partnership and its subsidiaries (and, where the context indicates, its predecessor entities, Rouse & Associates, a Pennsylvania general partnership, and certain affiliated entities (collectively, the "Predecessor")) and (ii) the term "Company" includes the Trust and the Operating Partnership.

     Except as otherwise indicated, the cross-references in this Prospectus are to sections hereof. This Prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's actual results could differ materially from those set forth in the forward-looking statements. For a discussion of certain factors that might cause such a difference, in addition to general investment risks and those factors incorporated by reference herein, prospective investors should consider, among others, the following factors:

GENERAL REAL ESTATE INVESTMENT RISKS

     Dependence on Tenants; Renewal of Leases and Reletting of Space. The Company's cash flow from operations will depend upon its ability to lease space in its portfolio of properties (the "Operating Properties") and in it properties currently under development (together with the Operating Properties, the "Properties") on economically favorable terms. Upon the expiration of leases, such leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including rental rates, the cost of leasing commissions, required renovations and concessions to tenants) may be less favorable than current lease terms. If any or all of these events occur, the Company's cash flow from operations and ability to make expected distributions to shareholders could be adversely affected. The Company's cash flow from operations also would be adversely affected if tenants leasing a significant amount of space fail to pay rent, become bankrupt or, if for any other reason, such rents could not be collected. Moreover, to the extent a tenant defaults on a lease, the Company may experience delays and costs in enforcing its rights as lessor. Further, the Company may be adversely affected by various facts and events over which the Company will have no control, such as a change in the demand in the markets in which the Properties are located, the possible unavailability of prospective tenants and the possibility of economic or physical decline of the areas in which the Properties are located or physical damage to the Properties that would make them less attractive to tenants.

     Risks of Acquisition, Development and Construction Activities. The Company intends to continue acquisition and development of industrial and office properties. Acquisitions of additional properties and development activities entail risks that investments will fail to perform in accordance with expectations. With respect to the Company's development activities, such development opportunities may be abandoned, construction costs of any property may exceed original or budgeted estimates (possibly making the property uneconomical) and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations.

     The Company anticipates that future acquisitions and developments will be financed, in whole or in part, under the Company's $325 million credit facility (the "Credit Facility"), through other forms of secured or unsecured financing or through utilization of access to capital markets. Such financings may result in the risk that, upon completion of construction, permanent financing for newly developed commercial properties may not be available or may be available only on disadvantageous terms. If financing is not available on acceptable terms for new acquisitions or developments undertaken without permanent financing, further acquisitions and development might be curtailed, cash available for distribution might be adversely affected and foreclosures on newly developed or acquired properties could occur. Further, if any particular property is not successful, the Company's losses could exceed its investment in the property.

     Competition. There are numerous developers and real estate companies that compete with the Company in seeking land for development, properties for acquisition and tenants for properties. The Company may be adversely affected by the fact that the availability of land for development within the Company's markets continues to diminish, as does the availability of high quality properties for acquisition within the Company's markets and elsewhere.

     Possible Environmental Liabilities. Under various federal, state and local laws, ordinances and regulations relating to the protection of the environment (collectively, "Environmental Laws"), a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of certain hazardous or toxic substances disposed, stored, released, generated, manufactured or discharged from, on, at, onto, under or in such property. Environmental Laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence or release of such hazardous or toxic substances. In addition, the presence of any such substances, or the failure to properly remediate such substances when present, released or discharged, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. The cost of any required remediation and the liability of the owner or operator therefor as to any property is generally not limited under such Environmental Laws and could exceed the value of the property and/or the aggregate assets of the owner or operator. In addition to any action required by federal, state or local authorities, the presence of hazardous or toxic substances on any of the Properties, or on any properties acquired hereafter, could result in private plaintiffs bringing claims for personal injury or other causes of action. In connection with the ownership and operation of the Properties, and of any properties acquired hereafter, the Company may be potentially liable for remediation, release or injury. Further, various Environmental Laws impose on owners or operators the requirement of on-going compliance with rules and regulations regarding business-related activities that may affect the environment. Failure to comply with such requirements could result in difficulty in the lease or sale of any affected Property or the imposition of monetary penalties and fines in addition to the costs required to attain compliance.

INDEBTEDNESS

     Required payments on mortgages and other indebtedness generally are not reduced if the economic performance of any property declines. If such a decline occurs, the Company's income, Funds from Operations and cash available for distribution to shareholders will be adversely affected. If the payments under such indebtedness cannot be made, the Company could sustain a loss, which may include foreclosures by or judgments against the Company in favor of mortgagees. Further, instruments evidencing certain of the Company's indebtedness, including the Operating Partnership's Exchangeable Subordinated Debentures due 2001 (the "Exchangeable Subordinated Debentures") and the Credit Facility, contain cross-default and/or cross-acceleration provisions. Depending on the principal amount of the Exchangeable Subordinated Debentures that are exchanged for Common Shares, the Company may not have accumulated sufficient cash to repay the principal due on the Exchangeable Subordinated Debentures upon their maturity and may therefore be required to meet its obligations through refinancings. Additionally, certain of the Company's indebtedness, including indebtedness under the Credit Facility, bears interest at variable rates and, therefore, exposes the Company to the risk of increasing interest rates. There can be no assurance that the Company will be able to refinance this or any other indebtedness.

RISK OF ENTRY INTO NEW MARKETS

     The Company's business strategy contemplates expanding the Company's operations into additional new markets. In determining whether to enter a new market, management considers demographics, job growth, employment, real estate fundamentals and competition. There can be no assurance that the Company will be successful in its effort to identify new markets that will afford it the opportunity for favorable results or that the Company will be able to achieve such results in those markets.

DEPENDENCE ON PRIMARY MARKETS

     The Properties are located principally in the Southeastern, Mid-Atlantic and Mid-Western United States. The Company's performance is, therefore, dependent upon economic conditions in these geographic areas. Like much of the country, the Southeastern, Mid-Atlantic and Mid-Western United States have been subject to periods of economic decline.

TAX RISKS

     Adverse Consequences of the Failure to Qualify as a REIT. Although the Company believes that the Company qualifies as a REIT, no assurance can be given that the Company in fact has qualified, or will remain qualified, as a REIT. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the "Code"), for which there are only limited judicial or administrative interpretations. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code (the "Treasury Regulations") is greater in the case of a REIT that holds its assets in partnership form. Moreover, no assurance can be given that new legislation, regulations, administrative interpretations or court decisions will not significantly alter the tax laws regarding qualification as a REIT or the federal income tax consequences of such qualification, possibly with retroactive effect. At the present time however, the Company has no reason to expect a change in such tax laws that would significantly and adversely affect the Company's ability to qualify and operate as a REIT.

     If in any taxable year the Company were to fail to qualify as a REIT, the Company would not be allowed a deduction for distributions to shareholders in computing its taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year in which such qualification was lost, and if the Company subsequently requalified as a REIT, it may be required to pay a full corporate-level tax on any unrealized gain in its assets as of the date of requalification and to make distributions at that time equal to any earnings accumulated during the period of non-REIT status. As a result, such additional taxes would reduce the funds available for distribution to shareholders for each of the years involved. In addition, during the period in which the Company had lost its REIT status, the Company would no longer be required by the Code to make any distributions to shareholders. Although the Company intends to continue to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Company's trustees, with the consent of the holders of a majority of the voting interest of all outstanding Common Shares, to revoke the election for the Company to qualify as a REIT. For further federal income tax considerations, including a discussion of the qualification of the Operating Partnership as a partnership for federal income tax purposes, see "Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership -- Classification as a Partnership."

     Tax Consequences to Certain Officers and Trustees. Certain officers and trustees of the Company own Units which may be exchanged for Common Shares. Prior to the exchange of Units for Common Shares, officers and trustees of the Company who own Units may suffer different and more adverse tax consequences than holders of Common Shares upon the sale of certain of the Properties, the refinancing of debt associated with those properties or in connection with a proposed tender offer or merger involving the Company and, therefore, such individuals and the Company, as partners in the Operating Partnership, may have different objectives regarding the appropriate terms of any such transaction.

LIMITATIONS ON CHANGES IN CONTROL

     Ownership Limit. In order to protect its status as a REIT, the Company must satisfy certain conditions, including the condition that no more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals. To this end, the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust"), among other things, prohibits (with certain exceptions applicable to select senior executives of the Company) any holder from owning more than 5.0% of its outstanding shares of beneficial interest without the consent of the Board of Trustees of the Company. This limitation may have the effect of precluding acquisition of control of the Company by a third party without the consent of the Board of Trustees of the Company.

     Staggered Board and Nominating Procedures. The Company's Board of Trustees has three classes of trustees. The term of office of one class expires each year. Trustees for each class are elected for three-year terms upon the expiration of the respective class' term. Any nominee for trustee must have been selected pursuant to the nominating provisions contained in the Company's Declaration of Trust and By-Laws. The staggered terms for trustees and such nominating procedures may affect the shareholders' ability to take control of the Company, even if a change in control were in the shareholders' interest.

     Preferred Shares. The Company's Declaration of Trust authorizes the Board of Trustees to issue preferred shares and to establish the preferences and rights of any shares issued. The issuance of preferred shares could have the effect of delaying or preventing a change of control of the Company, even if a change in control were in the shareholders' interest.

ADVERSE IMPACT OF INCREASING MARKET INTEREST RATES ON MARKET PRICE

     One of the factors that may influence the price of the Common Shares in public markets is the annual yield on the Common Share price paid from dividend distributions by the Company. Thus, an increase in market interest rates may lead purchasers of Common Shares to demand a higher annual yield, which could adversely affect the market price of the Common Shares.

FORWARD-LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain materials filed or to be filed by the Company with the Commission and incorporated by reference herein contain statements that are or will be forward-looking, such as statements relating to acquisitions (including related pro forma financial information) and other business development activities, future capital expenditures, financing sources and availability and the effects of regulations (including environmental regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements incorporated by reference herein. These risks and uncertainties include, but are not limited to, uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants' business operations), risks relating to acquisition, construction and development activities, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the Company and sensitivity of the Company's operations to fluctuations in interest rates), the potential for the use of borrowings to make distributions necessary to qualify as a REIT, dependence on the primary markets in which the Properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT and the potential adverse impact of market interest rates on the market prices for the Company's securities.

                                  THE COMPANY

     The Trust is a self-administered and self-managed Maryland real estate investment trust ("REIT") that was formed to continue and expand the commercial real estate business of Rouse & Associates, a developer and manager of commercial real estate in the Southeastern, Mid-Atlantic and West Coast markets, founded in 1972. The Trust provides leasing, property management, acquisition, development, construction and design management and other related services to its portfolio of industrial and office properties.

     On a consolidated basis, substantially all of the Trust's assets are owned directly or indirectly by, and all of the Trust's operations are conducted directly or indirectly by, the Operating Partnership. The Trust is the sole general partner and also is a limited partner of the Operating Partnership.

     The Company's executive offices are located at 65 Valley Stream Parkway, Malvern, Pennsylvania 19355. The telephone number is (610) 648-1700. The Company maintains offices in each of its primary markets.

                                USE OF PROCEEDS

     Unless otherwise provided in the Prospectus Supplement, the net proceeds, if any, from the sale of the Securities offered hereby will be used for general corporate purposes, including the acquisition of properties or other assets and the repayment of indebtedness. Unless otherwise provided in the Prospectus Supplement, at the date hereof, no specific material proposed purchases have been identified as probable. The amount of Securities offered from time to time pursuant to this Prospectus and any Prospectus Supplement, and the precise amounts and timing of the application of net proceeds from the sale of such Securities, will depend upon funding requirements of the Company. If the Company elects at the time of an issuance of Securities to make different or more specific use of proceeds than set forth herein, such use will be described in the Prospectus Supplement.

                                 CERTAIN RATIOS

     The ratios of earnings to fixed charges of the Company for the nine months ended September 30, 1997, for the years ended December 31, 1996 and 1995 and for the period from June 23, 1994 to December 31, 1994 were 1.80, 1.66, 1.47 and 1.85, respectively. The ratios of earnings to combined fixed charges and preferred share dividends of the Company for the nine months ended September 30, 1997, for the years ended December 31, 1996 and 1995 and for the period from June 23, 1994 to December 31, 1994 were 1.75, 1.66, 1.47 and 1.85, respectively.

     The ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by fixed charges and by combined fixed charges and preferred share dividends, respectively. For the purpose of such computations, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before minority interest and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of deferred financing costs. For all periods, other than the nine months ended September 30, 1997, the ratios of earnings to fixed charges of the Company are the same as the ratios of earnings to combined fixed charges and preferred share dividends, because no preferred shares were outstanding during such periods.

     Prior to the completion of the initial public offering of its Common Shares on June 23, 1994, the operations of the Company were conducted through its predecessor, Rouse & Associates, and certain of its affiliates (collectively, the "Rouse Group"). In connection with completion of the initial public offering, the Company reorganized the Rouse Group and substantially deleveraged such predecessor's asset base. As a result of these factors, the Company does not consider information relating to the ratio of earnings to fixed charges, or the ratio of earnings to combined fixed charges and preferred share dividends, for the periods prior to the completion of the public offering to be meaningful.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities may be issued in one or more series under a senior indenture (the "Senior Indenture") or a subordinated indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), by and between the Operating Partnership and a Trustee (a "Trustee"), and in the forms that have been filed as exhibits to the Registration Statement, subject to the terms of such amendments or supplements thereto as may be entered into from time to time and filed with the Commission as exhibits to or incorporated by reference in the Registration Statement. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indentures are summarized herein or in a Prospectus Supplement, it is intended that such sections or defined terms (including, unless otherwise indicated herein, definitions of terms capitalized in such summaries) shall be incorporated herein or therein by reference. References to sections contained herein are to the applicable sections of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered, will be described in the Prospectus Supplement relating to such Debt Securities. The Operating Partnership is referred to as the "Issuer" for purposes of the following summary.

     The Issuer's rights and the rights of its creditors, including the holders of the Debt Securities offered hereby, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors except, subject to certain limitations, to the extent that the Issuer may itself be a creditor with recognized claims against the subsidiary.

GENERAL

     The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be direct obligations, secured or unsecured, of the Issuer. The Debt Securities issued under the Senior Indenture ("Senior Debt Securities") will rank on a parity with all other unsubordinated indebtedness of the Issuer. The Debt Securities issued under the Subordinated Indenture ("Subordinated Debt Securities") will be subordinated and junior in right of payment to all Senior Indebtedness of the Issuer, to the extent and in the manner set forth in the Subordinated Indenture. To the extent applicable to any particular series of Debt Securities, the terms that are capitalized herein, but are not defined herein, shall have the respective meanings ascribed to them in the Indentures applicable to such Debt Securities. Whenever defined terms of the Indentures are summarized herein or in a Prospectus Supplement, it is intended that such defined terms shall be incorporated herein or therein by reference. See "Special Terms Relating to Subordinated Debt Securities."

     Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms, to the extent applicable: (a) the title and series of such Debt Securities; (b) any limit on the aggregate principal amount of such Debt Securities; (c) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which such Debt Securities will be issued; (d) the date or dates on which such Debt Securities will mature, or the method or methods, if any, by which such date or dates shall be determined; (e) the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined;
(f) the date or dates from which such interest, if any, on such Debt Securities will accrue or the method or methods, if any, by which such date or dates are to be determined, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any; (g) the dates, if any, on which, and the price or prices at which the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or purchase fund provisions, be redeemed by the Issuer or otherwise, and the other detailed terms and provisions of any such sinking fund or purchase fund; (h) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which, the Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Issuer, the holder thereof or otherwise and the other detailed terms and provisions of such optional redemption; (i) the extent to which any of the Debt Securities will be issuable in temporary or permanent global form with or without coupons and, if so, the identity of the depositary for such global Debt Security, and the manner in which any interest payable on a temporary or permanent global Debt Security will be paid; (j) the denomination or denominations in which such Debt Securities are authorized to be issued; (k) whether any of the Debt Securities will be issued in bearer form and, if so, any limitations on the issuance or conversion of such bearer Debt Securities (including exchange for registered Debt Securities of the same series); (l) information with respect to book-entry procedures; (m) whether any of the Debt Securities will be issued as Original Issue Discount Securities (as defined below); (n) the place or places where, subject to the terms of the related Indenture, the principal of and interest on, and any other applicable amounts, payable in respect of such Debt Securities shall be payable, and where such Debt Securities may be presented for registration of transfer, exchange or conversion and where notices or demands to or upon the Issuer in respect of such Debt Securities may be served; (o) the currencies or currency units in which such Debt Securities are issued and in which the principal of, interest on and additional amounts, if any, in respect of such Debt Securities will be payable; (p) whether the amount of payments of principal of, and interest and additional amounts, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined; (q) whether the Issuer or a holder may elect payment of the principal of or interest on such Debt Securities in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency, currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable; (r) the identity of the Trustee, and if other than the applicable Trustee, the identity of each Security Registrar, Paying Agent and Authenticating Agent and the designation of the initial Exchange Rate Agent, if any; (s) if applicable, the defeasance of certain obligations by the Issuer pertaining to Debt Securities of the series; (t) the person to whom any interest on any registered Debt Security of the series shall be payable, if other than the person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the person to whom, any interest on any bearer Debt Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid if other than in the manner provided in the related Indenture; (u) whether and under what circumstances the Issuer will pay additional amounts (the term "interest," as used in this Prospectus, shall include such additional amounts) on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the related Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Issuer will have the option to redeem such Debt Securities rather than pay such additional amounts (and the terms of any such option); (v) any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer with respect to any of such Debt Securities, whether or not such Events of Default or Covenants are consistent with Events of Default or Covenants set forth in the Indenture; (w) whether such Debt Securities shall be convertible into or exchangeable for other Securities and, if so, the terms of any such conversion or exchange and the terms of such other Securities; (x) any other terms of the series (which will not be inconsistent with the provisions of the applicable Indenture); and (y) the terms of any guaranties, which may be conditional. The Prospectus Supplement relating to any particular guaranty offered thereby will include any additional terms of such guaranty, including the rank in priority and any covenants applicable to such guaranty.

     Debt Securities may be issued as "Original Issue Discount Securities" to be sold at a discount below their principal amount, which discount may be substantial. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of such Original Issue Discount Security upon such acceleration will be determined in accordance with the applicable Prospectus Supplement, the terms of such Debt Security and the applicable Indenture, but will be an amount less than the amount payable at the maturity of such Original Issue Discount Security. All material federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

     Except as described below under "Merger, Consolidation or Sale" or as indicated in the applicable Prospectus Supplement, the Indentures do not contain any provisions that would limit the ability of the Issuer to incur indebtedness or that would afford holders of Debt Securities protection in the event of: (i) a highly leveraged or similar transaction involving the Issuer, the Trust as the sole general partner of the Issuer or any affiliate of either such party; (ii) a change of control; or (iii) a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of Debt Securities. However, certain restrictions on the ownership and transfer of the Common Shares and the Preferred Shares designed to preserve the Trust's status as a REIT may act to prevent or hinder a change of control. The Issuer and its management have no present intention of engaging in a transaction which would result in the Issuer being highly leveraged or that would result in a change of control.

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT

     Unless otherwise indicated in the applicable Prospectus Supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that the Issuer may also issue Debt Securities in bearer form only, or in both registered and bearer form. Debt Securities issued in bearer form shall have interest coupons attached, unless issued as Original Issue Discount Securities. Debt Securities in bearer form shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than through offices located outside the United States of certain United States financial institutions. As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust, the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Debt Securities in bearer form will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the Prospectus Supplement relating to the offering of the Debt Securities in bearer form.

     Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer, exchange or conversion of the Debt Securities but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Unless otherwise described in the Prospectus Supplement relating thereto, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, transfer of the Debt Securities will be registerable, and, if applicable, any Convertible Debt Securities (as defined below) will be convertible, at the office or agency of the Issuer maintained for that purpose, as the Issuer may designate from time to time, provided that payments of interest may be made at the option of the Issuer by check mailed to the address appearing in the Security Register (as defined below) of the person in whose name such registered Debt Security is registered at the close of business on the applicable Regular Record Date(s).

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on, Debt Securities in bearer form will be made payable, subject to any applicable laws and regulations, at such office outside the United States as specified in the Prospectus Supplement and as the Issuer may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest and certain additional amounts on Debt Securities in bearer form will be made only against surrender of the coupon relating to the applicable Interest Payment Date. No payment with respect to any Debt Security in bearer form will be made at any office or agency of the Issuer in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

MERGER, CONSOLIDATION OR SALE

     The Issuer may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that in any such case: (i) either the Issuer shall be the continuing entity, or the successor entity shall be an entity organized and existing under the laws of the United States or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and any interest on all of any series of Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed by the Issuer by supplemental indenture, complying with the provisions of the Indentures relating to supplemental indentures, satisfactory to the Trustee, executed and delivered to the Trustee by such entity; (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer or any Subsidiary as a result thereof as having been incurred by the Issuer or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (iii) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801 and 803).

CERTAIN COVENANTS

     The Indentures contain various covenants including the following:

     Existence. Except as described under "Merger, Consolidation or Sale," above, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (by partnership agreement and statute) and franchises; provided, however, that the Issuer shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of Debt Securities (Section 1005).

     Maintenance of Properties. The Issuer will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary (as defined below) to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Issuer and its Subsidiaries shall not be prevented from selling or otherwise disposing of for value their respective properties in the ordinary course of business (Section 1006).

     Insurance. The Issuer will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having an A.M. Best policy holder's rating of not less than A-V (Section 1007).

     Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent: (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which the Issuer has set apart and maintains an adequate reserve (Section 1008).

     Provision of Financial Information. Whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act, the Issuer will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the Commission pursuant to such Sections 13 or 15(d) if the Issuer were so subject (the "Financial Information"), such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Issuer would have been required so to file such documents if the Issuer were so subject. The Issuer also will in any event (x) within 15 days of each Required Filing Date: (i) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the Financial Information; and (ii) file with the Trustee copies of the Financial Information, and (y) if filing such documents by the Issuer with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1009).

     As used in the Indentures and the description thereof herein:

     "Security Register" means a register maintained at a place of payment for the registration and transfer of the Debt Securities.

     "Subsidiary" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries of the Company. Liberty Property Development Corp. and Liberty Property Development Corp.-II are Subsidiaries for purposes of this definition. For the purposes of this definition, "voting stock" means stock having the voting power for the election of directors, general partners, managers or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

ADDITIONAL COVENANTS AND/OR MODIFICATION TO THE COVENANTS DESCRIBED ABOVE

     Any additional covenants of the Issuer and/or modifications to the covenants described above with respect to any Debt Securities or series thereof, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable Indenture or an indenture supplemental thereto and described in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The term "Event of Default," when used in the Indenture, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) default in the payment of any interest upon any ser Debt Securities issued thereunder when such interest becomes due and payable, and continuance of such default for a period of 30 days; (ii) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security when it becomes due and payable at its Maturity Date or by declaration of acceleration, notice of redemption or otherwise; (iii) default in the performance, or breach, of any covenant or warranty of the Issuer in the Indentures with respect to any Debt Security (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the relevant section of the Indentures specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Debt Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; (iv) a default under any bond, debenture, note or other evidence of indebtedness of the Issuer, or under any mortgage, indenture or other instrument of the Issuer under which there may be issued or by which there may be secured any indebtedness of the Issuer (or by any Subsidiary of the Issuer, the repayment of which the Issuer has guaranteed or for which the Issuer is directly responsible or liable as obligor or guarantor on a full recourse basis), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding

$10,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 10% in principal amount of the outstanding Debt Securities, a written notice specifying such default and requiring the Issuer to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Indenture; or (v) certain events of bankruptcy, insolvency or reorganization (Section 501).

     If an Event of Default under the Indentures with respect to any series of Debt Securities at the time outstanding occurs and is continuing (other than Events of Default arising in connection with certain events of bankruptcy, insolvency or reorganization), then in every such case the Trustee or the Holders of not less than 25% of the principal amount of the outstanding Debt Securities of such series may declare the principal amount and premium (if any) and accrued interest on all the Debt Securities of such series to be due and payable immediately by written notice thereof to the Issuer (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to the Debt Securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (a) the Issuer shall have deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities of such series, plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default with respect to the Debt Securities of such series, other than the non-payment of principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. In the event of a declaration of acceleration because an Event of Default as described in clause (iv) of the preceding paragraph has occurred and is continuing, such declaration shall be automatically rescinded and annulled if the default triggering such Event of Default (along with any other defaults caused thereby) shall be remedied or cured by the Issuer or its relevant Subsidiary or waived by the holders of such indebtedness within 60 days after such declaration of acceleration. Upon the occurrence of an Event of Default arising in connection with certain events of bankruptcy, insolvency or reorganization, the principal of, premium, if any, and accrued interest on all Debt Securities of such series then outstanding shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder (Section 502).

     The Trustee will be required to give notice to the Holders of the Debt Securities of such series within 90 days of the occurrence of a default under the Indentures unless such default shall have been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of the Debt Securities of such series of any default (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of such series) if and so long as specified responsible officers of the Trustee determine in good faith that the withholding of such notice is in the interest of such Holders; provided, that in the case of any default or breach of a covenant or warranty under the Indentures as described in clause
(iii) of the first paragraph of this section "Events of Default, Notice and Waiver," no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For purposes of this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default under the Indentures with respect to the Debt Securities of such series (Section 601).

     The Indentures provide that no Holder of Debt Securities may institute any proceedings, judicial or otherwise, with respect to the Indentures or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the outstanding Debt Securities of any series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). Such provision will not prevent, however, any Holder of Debt Securities from instituting suit for the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities of such series on the respective due dates thereof (Section 508).

     Defaults (except a default in the payment of principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of any series or default with respect to a covenant or provision which cannot be modified under the terms of the Indentures without the consent of each Holder affected) may be waived by the Holders of not less than a majority of principal amount of the then outstanding Debt Securities of such series, upon the conditions provided in the Indentures (Section 513).

     Subject to provisions in the Indentures relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any Holders of any series of Debt Securities then outstanding under the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon such Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of the Debt Securities of such series not joining therein and the Trustee may take any other action it deems proper not inconsistent with such direction (Section 512).

     Within 120 days after the close of each fiscal year, the Issuer will be required to deliver to the Trustee a certificate, signed by one of several specified officers of the Issuer, stating whether or not such officer has knowledge of any default under the Indentures and, if so, specifying each such default and the nature and status thereof (Section 1010).

MODIFICATION OF THE INDENTURE

     Modifications and amendments of the Indentures may be made only with the consent of the Holders of not less than a majority in principal amount of all of the Debt Securities issued under the Indenture; provided, however, that no such modification or amendment may, without the consent of the Holder of each Debt Security affected thereby, (a) change the stated maturity of the principal of (or premium or Make-Whole Amount, if any, on), or any installment of interest on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of Debt Securities, or adversely affect any right of repayment of the Holder of any Debt Securities;
(c) change the place of payment, or the coin or currency, for payment of principal or premium, if any, or interest on the Debt Securities; (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Debt Securities on or after the stated maturity of any such Debt Security;
(e) reduce the above-stated percentage in principal amount of outstanding Debt Securities the consent of whose Holders is necessary to modify or amend the Indenture, for any waiver with respect to the Debt Securities, or to waive compliance with certain provisions of the Indentures or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions of the Indentures may not be modified or waived without the consent of the Holder of each Debt Security (Section 902).

     The Holders of not less than a majority in principal amount of the Debt Security have the right to waive compliance by the Issuer with certain covenants in the Indentures (Section 1012).

     Modifications and amendments of the Indentures may be permitted to be made by the Issuer and the Trustee without the consent of any Holder for any of the following purposes: (i) to evidence the succession of another person to the Issuer as obligor under the Indenture; (ii) to add to the covenants of the Issuer for the benefit of the Holders of Debt Securities or to surrender any right or power conferred upon the Issuer in the Indenture; (iii) to add Events of Default for the benefit of the Holders of Debt Securities; (iv) to add or change any provisions of the Indentures to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of Debt Securities in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when the outstanding Debt Securities are not entitled to the benefit of such provision; (vi) to secure the Debt Securities;
(vii) to establish the form or terms of the Debt Securities and any related coupons as permitted by the Indenture; (viii) to evidence and provide for the acceptance of appointment under the Indentures by a successor Trustee with respect to the Debt Securities or facilitate the administration of the trust under the Indentures by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action is not inconsistent with the provisions of the Indentures and shall not adversely affect the interests of Holders of Debt Securities in any material respect; or
(x) to supplement any of the provisions of the Indentures to the extent necessary to permit or facilitate defeasance and discharge of Debt Securities, provided that such action shall not adversely affect the interests of the Holders of Debt Securities in any material respect (Section 901).

     The Indentures contain provisions for convening meetings of the Holders of the Debt Securities of any series (Section 1501). A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Issuer or the Holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the Holder of each Debt Security of such series affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the outstanding Debt Securities of such series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specific percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened and at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of the Debt Securities of any series duly held in accordance with the Indentures will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons entitled to vote such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum (Section 1504).

     Notwithstanding the foregoing provisions, the Indentures provide that if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the Indentures expressly provide may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or the Holders of such series and the other series: (i) there shall be no minimum quorum requirement for such meeting; and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Issuer will be permitted under the Indentures to discharge certain obligations to the Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation by irrevocably depositing with the Trustee, in trust, funds in the currency in which the Debt Securities of such series are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated Maturity Date or redemption date, as the case may be.

     The Indentures will also provide that the Issuer may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities other than the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to such Debt Securities under certain sections of Article Ten of the Indentures relating to limitations on the incurrence of Debt, maintenance of Unencumbered Total Asset Value, existence of the Issuer, maintenance of the Issuer's properties, insurance, payment of taxes and other claims and provision of financial information and any omission to comply with such obligations shall not constitute an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section
1403), in either case upon the irrevocable deposit by the Issuer with the Trustee, in trust, of an amount, in the currency in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Issuer has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indentures (Section
1404).

     "Government Obligations" means securities which are: (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust Issuer as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     In the event the Issuer effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iii) under "Events of Default, Notice and Waiver" with respect to certain specified sections of Article Ten of the Indentures (which sections would no longer be applicable to such Debt Securities as a result of such covenant defeasance) the amount in such currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Default. However, the Issuer would remain liable to make payment of such amounts due at the time of acceleration.

OUTSTANDING DEBT SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, in determining whether the holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures: (a) the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable pursuant to the terms of such Original Issue Discount Security as of the date of such determination; (b) the principal amount of any Indexed Security shall be the principal face amount of such Indexed Security determined on the date of its original issuance; and
(c) any Debt Security owned by the Issuer or any obligor on such Debt Security, or any Affiliate of the Issuer or such other obligor, shall be deemed not to be outstanding.

MODIFICATION AND WAIVER

     The Issuer may amend the Indentures with the written consent of the holders of a majority in principal amount of the respective Debt Securities outstanding thereunder. However, without the consent of each Holder affected, an amendment may not: (a) reduce the amount of Debt Securities whose holders must consent to an amendment; (b) reduce the rate or change the time of payment of interest on any Debt Securities; (c) reduce the principal of or change the fixed maturity of Debt Securities; (d) make any Debt Securities payable in money other than that stated in the definitive notes representing such Debt Securities; (e) change the provisions of the respective Indenture regarding the right of a majority of the Holders to waive defaults under such Indenture or impair the right of any Holder to institute suit for the enforcement of any payment of principal and interest on the Debt Securities on and after their respective due dates; (f) make any change that adversely affects the right to convert or exchange any Convertible Debt Securities; or (g) make any change to the provisions of the respective Indenture regarding subordination and seniority of the Debt Securities that adversely affects the rights of any Holders.

SPECIAL TERMS RELATING TO SUBORDINATED DEBT SECURITIES

     Upon any distribution of assets of the Issuer resulting from any dissolution, winding up, liquidation or reorganization, payments on Subordinated Debt Securities are to be subordinated, to the extent provided in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness, but the obligation of the Issuer to make payments on the Subordinated Debt Securities will not otherwise be affected. No payment on Subordinated Debt Securities may be made at any time when there is a default in the payment of any principal, premium, interest, Additional Amounts or sinking fund of or on any Senior Indebtedness. Holders of Subordinated Debt Securities will be subrogated to the rights of holders of Senior Indebtedness to the extent of payments made on Senior Indebtedness upon any distribution of assets in any such proceedings out of the distributive shares of Subordinated Debt Securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain creditors of the Issuer may recover more, ratably, than holders of Subordinated Debt Securities.

     The Prospectus Supplement relating to any Subordinated Debt Securities will set forth the aggregate amount of Senior Indebtedness outstanding as of the most recent date practicable and any limitations on the issuance of additional Senior Indebtedness. As of the date of this Prospectus, there is no limitation on the amount of Senior Indebtedness that may be issued by the Trust or the Operating Partnership.

CONVERSION OR EXCHANGE

     The holders of Debt Securities of a specified series that are convertible into or exchangeable for other Securities ("Convertible Debt Securities") will be entitled at certain times specified in the Prospectus Supplement relating to such Convertible Debt Securities, subject to prior redemption, exchange, repayment or repurchase, to convert or exchange any Convertible Debt Securities of such series into such other Securities, at the conversion price set forth in such Prospectus Supplement, subject to adjustment and to such other terms as are set forth in such Prospectus Supplement. Any such conversion or exchange of Convertible Debt Securities will be further subject to the applicable terms and conditions set forth in the Indentures, as supplemented or amended from time to time.

OPTIONAL REDEMPTION

     The Debt Securities of any series may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of: (i) the principal amount of the Debt

Securities being redeemed plus accrued interest thereon to the redemption date; and (ii) the Make-Whole Amount (as defined below), if any, with respect to such Debt Securities (the "Redemption Price").

     If notice of redemption has been given as provided in the Indentures and funds for the redemption of any Debt Securities called for redemption shall have been made available on the redemption date referred to in such notice, such Debt Securities will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Debt Securities from and after the redemption date will be to receive payment of the Redemption Price upon surrender of such Debt Securities in accordance with such notice.

     Notice of any optional redemption of any Debt Securities will be given to Holders at their addresses, as shown in the security register for the Debt Securities, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and principal amount of the Debt Securities held by such Holder to be redeemed.

     If all or less than all of the Debt Securities of any series are to be redeemed at the option of the Issuer, the Issuer will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as may be satisfactory to the Trustee) of the aggregate principal amount of Debt Securities to be redeemed, if less than all of the Debt Securities of any series are to be redeemed, and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, no less than 60 days prior to the date of redemption, the Debt Securities to be redeemed in whole or in part.

     Neither the Issuer nor the Trustee shall be required to: (i) issue, register the transfer of or exchange Debt Securities during a period beginning at the opening of business 15 days before any selection of Debt Securities to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Securities, or portion thereof, called for redemption, except the unredeemed portion of any Debt Securities being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Securities that has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Securities not to be so repaid (Section 305).

     As used herein:

     "Make-Whole Amount" means, in connection with any optional redemption of any Debt Securities, the excess, if any, of: (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined below) (determined on the third Business Day preceding the date notice of such redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over
(ii) the aggregate principal amount of the Debt Securities being redeemed.

     "Reinvestment Rate" means the yield on Treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption, and rounded to the nearest month) to stated maturity of the principal being redeemed (the "Treasury Yield"), plus 0.25%, unless such percentage is otherwise provided in the applicable Pricing Supplement. For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release (as defined below) under the heading "Week Ending" for "U.S. Government Securities -- Treasury Constant Maturities" with a maturity equal to such remaining life; provided, that if no published maturity exactly corresponds to such remaining life, then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Issuer.

     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Issuer.

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Debt Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a Global Debt Security may not be transferred except as a whole by the Depositary for such Global Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Global Debt Securities, and certain limitations and restrictions relating to a series of bearer Global Debt Securities, will be described in the Prospectus Supplement relating to such series.

BOOK-ENTRY SYSTEM

     Certain series of Debt Securities may be represented by a single fully registered note in book-entry form (each, a "Global Note") registered in the name of a nominee of The Depository Trust Company ("DTC"). The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and transfers in the Global Notes. Upon issuance, each series of Debt Securities that is represented by a Global Note will be issued only in the form of a Global Note which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for Debt Securities of such series in definitive form under the limited circumstances described below, a Global Note may not be transferred except as a whole: (i) by DTC to a nominee of DTC; (ii) by a nominee of DTC to DTC or another nominee of DTC; or (iii) by DTC or any such nominee to a successor or a nominee of such successor.

     Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with DTC for such Global Note ("participants") or persons that may hold interests through participants. Upon the issuance of a Global Note, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Global Note beneficially owned by such participants. Ownership of beneficial interests in such Global Notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the Global Notes.

     So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have Debt Securities represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in certified form and will not be considered the registered owners or Holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The Issuer understands that under existing industry practices, if the

Issuer requests any action of Holders or if an owner of a beneficial interest in a Global Note desires to give or take any action that a Holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal and interest payments on interests represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Note. None of the Issuer, the Trustee or any agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Issuer expects that DTC, upon receipt of any payment of principal or interest in respect of a Global Note, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Note as shown on the records of DTC. The Issuer also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If DTC is at any time unwilling or unable to continue as depository for Debt Securities represented by a Global Note and the Issuer fails to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, the Issuer will issue such Debt Securities in definitive from in exchange for the Global Notes. Any Debt Securities issued in definitive form in exchange for the Global Notes will be registered in such name or names, and will be issued in denominations of $1,000 and such integral multiples thereof, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the Global Notes.

     DTC has advised the Issuer of the following information regarding DTC. DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

                        DESCRIPTION OF PREFERRED SHARES

GENERAL

     The rights, preferences, privileges and restrictions of the Preferred Shares in respect of which this Prospectus is delivered shall be described in the Prospectus Supplement relating to such Preferred Shares. Among the terms of the Preferred Shares which may be specified in the related Prospectus Supplement are the following: (a) the annual dividend rate, if any, or the means by which such dividend rate may be calculated (including without limitation the possibility that the rate of such dividends may bear an inverse relationship to some index or standard) and the date or dates from which such dividends shall accrue and the date or dates on which such dividends shall be paid and whether such dividends shall be cumulative; (b) the price at which and the terms and conditions on which the shares of such series of Preferred Shares may be redeemed, including the period of time during which such shares may be redeemed, any premium to be paid over and above the par value of such Preferred Shares, whether and to what extent accumulated dividends on such Preferred Shares will be paid upon the redemption of such shares; (c) the liquidation preference, if any, over and above the par value of such Preferred Shares and whether and to what extent the holders of such shares shall be entitled to accumulated dividends in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company; (d) whether the Preferred Shares shall be subject to the operation of a retirement or sinking fund and, if so, a description of the operation of such retirement or sinking fund; (e) the terms and conditions, if any, on which the Preferred Shares may be convertible into, or exchangeable for, shares of any other class or classes of equity interests in the Trust, including the price or rate of conversion or exchange and the method for effecting such conversion or exchange, provided that no Preferred Shares will be convertible into shares of a class that has superior rights or preferences as to dividends or distribution of assets of the Company upon the voluntary or involuntary dissolution or liquidation of the Company; (f) a description of the voting rights, if any, of the Preferred Shares; and (g) other preferences, rights, qualifications or restrictions or material terms of such Preferred Shares.

     The Maryland Real Estate Investment Trust Law and the Company's Declaration of Trust provide that no shareholder shall be personally liable for any obligation of the Company. The Company's Declaration of Trust and By-laws further provide that the Company shall indemnify each shareholder against any claim or liability to which such holder may become subject by reason of such person being or having been a shareholder, and that the Company shall reimburse each shareholder for all legal or other expenses reasonably incurred by such person in connection with any such claim or liability. It should be noted, however, that with respect to tort claims, claims for taxes and certain statutory liabilities, shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Because the Company will carry public liability insurance in amounts that it considers adequate, any risk of personal liability to shareholders will be limited to situations in which the Company's assets, together with its insurance coverage, would be insufficient to satisfy the claims against the Company and the shareholders, or in which the claim is not covered by the Company's liability insurance policies.

     The description of the foregoing provisions of the Preferred Shares as set forth in the related Prospectus Supplement is only a summary, does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the definitive Certificate of Amendment to the Company's Declaration of Trust relating to such series of Preferred Shares. In connection with any offering of Preferred Shares, such Certificate of Amendment will be filed with the Commission as an exhibit to or incorporated by reference in the Registration Statement.

RANK

     Unless otherwise specified in the Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Shares of the Company, and to all equity securities ranking junior to such Preferred Shares; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Shares. The term "equity securities" does not include convertible debt securities for this purpose.

DIVIDENDS

     Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees of the Company, out of assets of the Company legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable Prospectus Supplement) at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear in the shareholder records of the Company at the close of business on such record dates as shall be fixed by the Board of Trustees of the Company.

     Dividends on any series of Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are non-cumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     Unless otherwise specified in the Prospectus Supplement, if any Preferred Shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on any capital shares of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or
(ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per share of Preferred Shares of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in Common Shares or other capital shares ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the Common Shares, or any other capital shares of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Common Shares, or any other capital shares of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital shares of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

REDEMPTION

     If so provided in the applicable Prospectus Supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of the Company, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of capital shares of the Company, the terms of such Preferred Shares may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into the applicable capital shares of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all Preferred Shares of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends of the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no Preferred Shares of any series shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series. In addition, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividends periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for capital shares of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

     If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Company.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number and series of Preferred Shares to be redeemed; (iii) the redemption to be surrendered for payment of the redemption price; (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (v) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all of the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of capital shares of the Company ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital shares of the Company ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital shares ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

     Holders of Preferred Shares will not have any voting rights except as indicated in the applicable Prospectus Supplement.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which any series of Preferred Shares is convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Shares.

SHAREHOLDER LIABILITY

     As discussed above under "Description of Preferred Shares -- General," applicable Maryland law provides that no shareholder, including holders of Preferred Shares, shall be personally liable for the acts and obligations of the Company and that the funds and property of the Company shall be the only recourse for such acts or obligations.

RESTRICTIONS ON OWNERSHIP

     For the Company to qualify as a REIT under the Code, the issued and outstanding Common Shares and Preferred Shares (together, the "Shares"), taken as a whole, must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. In addition, not more than 50% of the value of the issued and outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include as one individual certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

     Because the Board of Trustees believes it is essential for the Company to continue to qualify as a REIT, the Company's Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5.0% (the "Ownership Limit") of the number or value of the issued and outstanding Shares. The Company's Board of Trustees, upon receipt of a ruling from the Internal Revenue Service (the "IRS"), an opinion of counsel, or other evidence satisfactory to the Board of Trustees, and upon such other conditions as the Board of Trustees may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of such exemption, the intended transferee must give written notice to the Company of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit. The Board of Trustees of the Company may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Any transfer of Shares that would (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit, (ii) result in the Shares being owned by fewer than 100 persons or (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

     Any purported transfer of Shares that would (i) result in a person owning Shares in excess of the Ownership Limit, (ii) cause the Company to become "closely held" under Section 856(h) of the Code or (iii) cause the Shares to be owned by fewer than 100 persons and is not otherwise permitted as provided above will result in those of the transferred Shares which cause any of the events in clauses (i) through (iii) above to occur to become excess shares ("Excess Shares"), which will be transferred by operation of law to the Company as trustee for the exclusive benefit of one or more organizations described in Sections 170(b)(1)(A) and 170(c) of the Code ("Charitable Beneficiary"). While these Excess Shares are held in trust, the trustee of the trust will be deemed to have an irrevocable proxy to vote the Excess Shares for the benefit of the Charitable Beneficiary and will hold any dividends payable with respect to the Excess Shares in trust for the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares may be retransferred by the trustee of the trust to any person (if the Excess Shares would not be Excess Shares in the hands of such person). If such a transfer is made, the interest of the Charitable Beneficiary would terminate and proceeds of the sale would be payable to the intended transferee and to the Charitable Beneficiary. The intended transferee would receive the lesser of (1) the price paid by the intended transferee or, if the intended transferee did not give value for such Excess Shares (e.g., a transfer by gift or devise), the fair market value (as described below) at the time of the purported transfer that resulted in the Excess Shares and (2) the price per share received by the trustee from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the intended transferee will be payable to the Charitable Beneficiary. In addition, such Excess Shares held in trust are subject to purchase by the Company at a purchase price equal to the lesser of the price paid for the Shares by the intended transferee (or, in the case of a devise or gift, the fair market value at the time of such devise or gift) and the fair market value of the Shares on the date the Company exercises its right to purchase. Fair market value shall be the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price of such Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such Shares may be traded, or if not then traded over any exchange or quotation system, then the fair market value of such Shares on the relevant date as determined in good faith by the Board of Trustees of the Company. The Company's right to purchase may be exercised during the 90 day period beginning immediately after the later of the date of the purported transfer which resulted in the Excess Shares and the date the Board of Trustees determines in good faith that such a transfer has occurred. From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to such Shares except the right to payment of the purchase price for the Shares on the retransfer of Shares as provided above and except for certain distributions upon liquidation. Any dividends or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Company that such Shares have been transferred in violation of the provisions of the Company's Declaration of Trust shall be repaid to the

Company upon demand. Any dividends so disgorged will then be paid over to the trustee and held in trust for the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

     All certificates representing Shares will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5.0% (or such other percentage between 0.5% and 5.0%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares must give a written notice to the Company by January 31 of each year. In addition, each shareholder shall be required upon demand to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

REGISTRAR AND TRANSFER AGENT

     The Registrar and Transfer Agent for the Preferred Shares will be set forth in the applicable Prospectus Supplement.

DEPOSITARY SHARES

     The Trust may, at its option, elect to offer fractional Preferred Shares, rather than full Preferred Shares. In the event such option is exercised, the Trust will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to the Preferred Shares) of a share of such Preferred Shares.

     The Preferred Shares represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Trust and a bank or trust company selected by the Trust having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary Shares Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a Preferred Share represented by such Depositary Share, to all the rights and preferences of the Preferred Share, represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

     The above description of the Depositary Shares is only a summary, is not complete and is subject to, and is qualified in its entirety by, the description in the related Prospectus Supplement and the provisions of the Deposit Agreement (which will contain the form of Depositary Receipt), a copy of which will be filed with the Commission as an exhibit to or incorporated by reference in the Registration Statement.

                            DESCRIPTION OF WARRANTS

     The Trust may issue separately, or together with any Preferred Shares or Common Shares offered by any Prospectus Supplement, Warrants for the purchase of other Preferred Shares or Common Shares (collectively, "Warrants"). The Warrants may be issued under warrant agreements (each, a "Warrant Agreement") to be entered into between the Trust and a bank or trust company, as warrant agent (the "Warrant Agent"), or may be represented by certificates evidencing the Warrants (the "Warrant Certificates"), all as set forth in the Prospectus Supplement relating to the particular series of Warrants. The following summaries of certain provisions of the Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related Warrant Agreement and Warrant Certificate, respectively, including the definitions therein of certain terms. Wherever defined terms of the Warrant Agreement are summarized herein or in a Prospectus Supplement, it is intended that such defined terms shall be incorporated herein or therein by reference. In connection with any offering of Warrants, any such Warrant Agreement or a form of any such Warrant Certificate will be filed with the Commission as an exhibit to or incorporated by reference in the Registration Statement.

GENERAL

     The Prospectus Supplement relating to the particular series of Warrants offered thereby will describe the terms of the offered Warrants, any related Warrant Agreement and Warrant Certificate, including the following, to the extent applicable: (a) if the Warrants are offered for separate consideration, the offering price and the currency for which Warrants may be purchased; (b) if applicable, the designation, number, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the Preferred Shares purchasable upon exercise of Preferred Shares Warrants and the price at which such number of Preferred Shares may be purchased upon such exercise; (c) if applicable, the number of shares of Common Shares purchasable upon exercise of Common Shares Warrants and the price at which such number of Common Shares may be purchased upon such exercise; (d) the date, if any, on and after which the offered Warrants and the related Preferred Shares and/or Common Shares will be separately transferable; (e) the date on which the right to exercise the offered Warrants shall commence and the date on which such right shall expire ("Expiration Date"); (f) a discussion of the specific U.S. federal income tax, accounting and other considerations applicable to the Warrants or to any Securities purchasable upon the exercise of such Warrants; (g) whether the offered Warrants represented by Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered; (h) any applicable anti-dilution provisions; (i) any applicable redemption or call provisions; (j) any applicable book-entry provisions; and (k) any other terms of the offered Warrants.

     Warrant Certificates will be exchangeable on the terms specified in the related Prospectus Supplement for new Warrant Certificates of different denominations and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement relating thereto. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Preferred Shares or Common Shares purchasable upon such exercise, including the right to receive payments of dividends or distributions of any kind, if any, on the Preferred Shares or Common Shares, respectively, purchasable upon exercise or to exercise any applicable right to vote.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder thereof to purchase such number of Preferred Shares or Common Shares, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable from, the Prospectus Supplement relating to such Warrant, by payment of such exercise price in full in the currency and in the manner specified in such Prospectus Supplement. Warrants may be exercised at any time up to the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Trust); unexercised Warrants will become null and void.

     Upon receipt at the corporate trust office of the Warrant Agent or any other office indicated in the related Prospectus Supplement of (a) payment of the exercise price and (b) the Warrant Certificate properly completed and duly executed, the Trust will, as soon as practicable, forward the Preferred Shares or Common Shares purchasable upon such exercise to the holder of such Warrant. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining number of Warrants.

                            SHAREHOLDER RIGHTS PLAN

     On December 17, 1997, the Board of Trustees adopted a shareholder rights plan (the "Shareholder Rights Plan"). Under the Shareholder Rights Plan, one Right (as defined in the Shareholder Rights Plan) will be attached to each outstanding Common Share at the close of business on December 31, 1997, and one Right will be attached to each Common Share issued thereafter. Each Right entitles the holder thereof to purchase from the Trust, under certain conditions, a unit (a "Unit") consisting of one one-thousandth of a Series A Junior Participating Preferred Share, $0.0001 par value, of the Trust for $100 per Unit, subject to adjustment. The Rights may also, under certain conditions, entitle the holders thereof to receive Common Shares, or common shares of an entity acquiring the Company, or other consideration, each having a value equal to twice the exercise price of each Right ($200). The Trust has designated 200,000 Series A Junior Participating Preferred Shares and has reserved such shares for issuance under the Shareholder Rights Plan. The Rights are redeemable by the Trust at a price of $0.0001 per Right. If not exercised or redeemed, all Rights expire on December 31, 2007. The description and terms of the Rights are set forth in the Rights Agreement, dated as of December 17, 1997, between the Trust and Bank Boston, N.A., as Rights Agent.

                       FEDERAL INCOME TAX CONSIDERATIONS
            WITH RESPECT TO THE TRUST AND THE OPERATING PARTNERSHIP

     The following summary of the material federal income tax considerations with respect to the Trust and the Operating Partnership regarding the offering of Securities is based on current law, is for general information only and is not intended as tax advice. The tax treatment of a holder of any of the Securities will vary depending on the terms of the specific Securities acquired or held by such holder as well as such holder's particular situation, and this summary is addressed only to holders that hold Securities as capital assets and does not attempt to address all aspects of federal income taxation relating to holders of the Securities. Nor does it discuss all of the aspects of federal income taxation that may be relevant to certain types of holders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

     EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF THE SECURITIES AND OF THE TRUST'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE TRUST

     Management of the Trust believes that, commencing with the Trust's taxable year ended December 31, 1994, the Trust has been organized and operated in such a manner as to qualify as a REIT under Sections 856 through 860 of the Code. The Trust intends to continue to operate in such a manner as to qualify for taxation as a REIT in the future, but no assurance can be given that it has or will remain qualified.

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the Code sections that govern the federal income taxation of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

     Wolf, Block, Schorr and Solis-Cohen LLP has opined that, commencing with the Trust's taxable year ended December 31, 1994, the Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for future taxable periods. It must be emphasized that the opinion of Wolf, Block, Schorr and Solis-Cohen LLP is based on certain assumptions and representations made by the Trust and the Operating Partnership as to factual matters. Moreover, such qualification and taxation as a REIT depend upon the Trust's future ability to meet, through actual annual operating results, certain distribution levels, the diversity of stock ownership requirements and the various other qualification tests imposed under the Code discussed below, the results of which may not be reviewed by Wolf, Block, Schorr and Solis-Cohen LLP. Accordingly, no assurance can be given that the actual results of the Trust's operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see
"-- Failure to Qualify."

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

     As a REIT, the Trust generally is not subject to federal corporate income taxes on its net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation. However, the Trust will be subject to federal income or excise tax as follows. First, the Trust will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Trust may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Trust has (i) net income from the sale or other disposition of "foreclosure property" (generally property acquired by a REIT upon the default by a debtor with respect to indebtedness secured by the property or upon the default by a lessee where the REIT was the lessor) which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate tax rate on such income. Fourth, if the Trust has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property and, effective for the Trust's taxable year ending December 31, 1998, dispositions of property that occur due to involuntary conversion), such income will be subject to a 100% tax. Fifth, if the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (i) the gross income attributable to the greater of the amount by which the Trust fails the 75% test or the 95% test in the taxable year, multiplied by (ii) a fraction generally intended to reflect the Trust's profitability. Sixth, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Trust acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Trust's hands is determined by reference to the basis of the asset (or any other property) in the hands of such C corporation, and the Trust recognizes gain on the disposition of such asset during the 10-year period following acquisition of the asset, then, pursuant to guidelines issued by the Internal Revenue Service (the "IRS"), to the extent of the "built-in gain" (the excess of the fair market value of the asset on the date acquired over its adjusted tax basis at that date), such gain will be subject to tax at the highest regular corporate rate. The result described above with respect to the recognition of built-in gain assumes the Trust is eligible to make, and makes, an election pursuant to IRS Notice 88-19.

REQUIREMENTS FOR QUALIFICATION

     The Code defines a REIT as a corporation, trust or association (1) that is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) that is neither a financial institution nor an insurance Trust subject to certain provisions of the Code;
(5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities as "individuals" for these purposes); and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to
(4), inclusive, must be met during the entire taxable year and that condition
(5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under the rule limiting ownership by five or fewer individuals, REIT shares held by a pension fund generally are treated as held proportionately by its beneficiaries and certain other attribution rules will apply.

     The Trust has satisfied and will continue to satisfy conditions (1) through
(6) above. In making the "five or fewer individuals" determination, if treating interests in the Operating Partnership that can be converted into shares of the Trust as converted into outstanding shares would cause the Trust to fail that test, the interests are deemed to have been converted. In addition, the Trust's Declaration of Trust provides for restrictions regarding transfer of its shares, in order to assist the Trust in continuing to satisfy the share

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

ownership requirements described in (5) and (6) above. Such transfer restrictions are included in the Trust's Declaration of Trust, filed as an exhibit to a report incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

     Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" is not to be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and such items (as the case may be) of the REIT. A qualified REIT subsidiary is defined as a corporation 100% of the stock of which is held by the REIT at all times during the existence of the corporation. Effective for the Trust's taxable year ending December 31, 1998, a qualified REIT subsidiary will be defined as any corporation 100% of the stock of which is held by the REIT, regardless of whether the REIT has held such corporation's stock at all times during its existence. Thus, in applying the requirements described herein, the Trust's "qualified REIT subsidiaries" are ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of the Trust.

     In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Trust's proportionate share of the assets, liabilities and items of income of the Operating Partnership and the other partnerships through which the Trust's properties are owned (the "Property Partnerships") will be treated as assets, liabilities and items of income of the Trust for purposes of applying the requirements described herein. The references to the gross income or assets of the Trust, as discussed immediately below in "Income Tests" and "Assets Tests," include the Trust's proportionate share of the gross income or assets, as the case may be, of the Operating Partnership and the Property Partnerships.

INCOME TESTS

     For the Trust to maintain its qualification as a REIT, the Trust must satisfy three separate tests based on the nature of the underlying gross income. These requirements must be satisfied annually. First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or certain types of "qualified temporary investment income." Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities or from any combination of the foregoing. Third, for its taxable years ending on or before December 31, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year.

     Rents received by the Trust will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above provided that several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally is not excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Special rules apply where the tenant is a sublessor with respect to property which permits a REIT to receive rent determined by reference to the income or profits of the tenant in some cases. Second, the Code provides that rents received from a tenant do not qualify as "rents from real property" in satisfying the gross income tests if the REIT, directly or through the applicable ownership attribution rules, owns 10% or more of such tenant (a "Related Party Tenant"). Although the Trust may lease portions of its properties to tenants that may constitute Related Party Tenants, the Trust does not believe that the rents attributable to such leases would cause the Trust to fail to satisfy the 75% or 95% gross income tests. Third, if rent attributable to personal property leased in connection with a lease of real property

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

is greater than 15% of the total rent received under the lease, the portion of rent attributable to such personal property will not qualify as "rents from real property." The Trust does not anticipate that the rent attributable to the personal property leased in connection with the real property will be greater than 15% of the total rent received under the lease or, if it was as to any particular lease or group of leases, that the rent attributable to the personal property would cause the Trust to fail to satisfy the 75% or 95% gross income tests. Finally, in order for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor that is adequately compensated and from whom the REIT derives no revenue; provided, however, that the Trust may directly perform services "usually and customarily" rendered in connection with the rental of space for occupancy only and that are not otherwise considered "rendered to the occupant" of the property. The Trust has represented that it does not and will not knowingly (i) charge rent for any property that is based in whole or in part on the income or profits of any person or (ii) directly perform services considered to be rendered to the occupant of property, other than services usually and customarily rendered in connection with the rental of space for occupancy only.

     The Trust is a self-managed REIT; i.e., the Operating Partnership performs all of the management and leasing functions with respect to the properties it owns, provided that the services called for do not cause the rents received with respect to those leases to fail to qualify as "rents from real property." To the extent that the services provided are not "usual and customary" under the foregoing rules, the Trust will employ a qualifying independent contractor to render the services. The Trust may provide property management and leasing services to third parties and will provide services to an affiliated entity for a fee.

     Effective for the Trust's taxable years beginning on or after January 1, 1998, the Trust may render a de minimis amount of impermissible services to tenants, or in connection with the management of a property (together, "Impermissible Services"), without having otherwise qualifying rents from the property being disqualified as "rents from real property." In order to qualify for this de minimis exception, the amount received by the Trust for Impermissible Services with respect to any property for any taxable year may not exceed 1% of all amounts received or accrued by the Trust during such taxable year with respect to such property. For purposes of the foregoing, the amount treated as "received" by the Trust for Impermissible Services will not be less than 150% of the Trust's direct cost in rendering such service. However, the amount of any income that the Trust receives for Impermissible Services will not be treated as "rents from real property" for purposes of the gross income tests. The Operating Partnership may receive fees in consideration of the performance of management and administrative services with respect to any properties that are not owned entirely by the Operating Partnership. Although a portion of such management and administrative fees generally will not constitute "qualifying income" for purposes of the 75% and 95% gross income tests, the Trust Management believes that the aggregate amount of such fees, if any (plus any income from Impermissible Services and other nonqualifying income), in any taxable year will not cause the Trust to fail the 75% and 95% gross income tests.

     For purposes of the gross income test, the term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the net income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     Generally, the failure to satisfy either or both of the 75% and 95% gross income tests will cause the REIT status of the Trust to terminate with the taxable year in which the failure occurs. Relief from the adverse consequences of such failure is available if the Trust's failure to meet such tests was due to reasonable cause and not willful neglect, the Trust attaches a schedule of the nature and the sources of its gross income to its income tax return, and any incorrect information set forth on the schedule is not due to fraud with intent to evade tax. It is not possible to state whether, in all circumstances, the Trust would be entitled to the benefit of these relief provisions. As discussed above in "Taxation of the Trust," even if these relief provisions apply, a tax would be imposed with respect to the excess of 75% or 95% of the Trust's gross income over the Trust's qualifying income in the relevant category, whichever is greater.

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

ASSET TESTS

     The Trust, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by partnerships in which the Trust owns an interest or held by "qualified REIT subsidiaries" of the Trust and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Trust), cash, cash items and governmental securities. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets and the Trust may not own more than 10% of any one issuer's outstanding voting securities (other than the stock of a qualified REIT subsidiary, of which the REIT is required to own all of the stock, or of another real estate investment trust).

     The Operating Partnership owns 8.0% of the voting common stock and 100% of the non-voting common stock of Liberty Property Development Corp. ("Liberty Development") and none of the voting common stock and 100% of the non-voting common stock of Liberty Property Development Corp.-II ("Development-II" and, together with Liberty Development, the "Development Companies"). By virtue of its ownership of partnership interests in the Operating Partnership, the Trust owns its pro rata shares of the common stock of the Development Companies. The Operating Partnership does not own more than 10% of the voting securities of either of the Development Companies and, therefore, the Trust will not own more than 10% of the voting securities of either of the Development Companies. The IRS could contend that the Trust, through its interest in the Operating Partnership, should be viewed as owning more than 10% of the voting securities of either of the Development Companies because of its substantial economic positions in the Development Companies and because of the close business relationships between it and each of the two Development Companies. If such contention were sustained, the Trust would not qualify as a REIT. The Operating Partnership does not possess the requisite power to elect or designate a member of the respective Boards of Directors of the Development Companies, and there is no understanding or arrangement permitting the Trust to exercise voting power or control over the voting common stock of either of the Development Companies not owned by it. Accordingly, Wolf, Block, Schorr and Solis-Cohen LLP and the Trust do not believe that the Trust will be viewed as owning in excess of 10% of the voting securities of either of the Development Companies. Based on its analysis of the estimated value of the securities of the subsidiaries to be owned by the Operating Partnership relative to the estimated value of the other assets to be owned by the Operating Partnership, the Trust has determined that its respective pro rata shares of the securities of the Development Companies held by the Operating Partnership do not exceed 5% of the total value of the Trust's assets. No independent appraisals will be obtained to support this conclusion and Wolf, Block, Schorr and Solis-Cohen LLP, in rendering its opinion as to the qualification of the Trust as a REIT, is relying solely on the representations of the Trust regarding the values of the Development Companies. The 5%-of-value requirement must be satisfied each time the Trust increases its ownership of securities of either of the Development Companies (including as a result of increasing its interest in the Operating Partnership as its limited partners exercise their conversion rights). Although the Trust plans to take steps to insure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in the Operating Partnership's overall interest in either of the Development Companies.

     After initially meeting the asset tests at the close of any quarter, the Trust will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of any quarter as may be required to cure any non-compliance.

ANNUAL DISTRIBUTION REQUIREMENTS

     To qualify as a REIT, the Trust is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to
(A) the sum of (i) 95% of the "REIT taxable income" of the

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

Trust (computed without regard to the dividends paid deduction and the Trust's net capital gain) and (ii) 95% of the net taxable income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent the Trust does not distribute all of the net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at the regular corporate tax rates applicable to such income. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     The Trust has made, and intends to make, timely distributions to its shareholders in amounts sufficient to satisfy the annual distribution requirements. The Operating Partnership, as the general partner of each Property Partnership, is authorized under the various partnership agreements to cause distributions to be made to their respective partners of all available cash to permit the Trust to meet the annual distribution requirement. It is possible that, from time to time, the Trust may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at REIT taxable income. Further, it is possible that, from time to time, the Trust may be allocated a share of net capital gain attributable to the sale of depreciable property which exceeds its allocable share of cash attributable to that sale. In such cases, the Trust may have less cash available for distribution than is necessary to meet the annual 95% distribution requirement or to avoid tax with respect to the capital gain or the excise tax imposed on certain undistributed income. To meet the 95% distribution requirement necessary to qualify as a real estate investment trust or to avoid tax with respect to capital gain or the excise tax imposed on certain undistributed income, the Trust may find it appropriate to arrange for short-term (or possibly long-term) borrowings or to pay distributions in the form of taxable stock dividends. Any such borrowings for the purpose of making distributions to shareholders of the Trust are required to be arranged through the Operating Partnership.

     Under certain circumstances, the Trust may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Trust's deduction for dividends paid for the earlier year. Thus, the Trust may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY

     If the Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Trust would be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders of the Trust in any year in which the Trust failed to qualify would not be deductible by the Trust nor would there be a requirement to make distributions. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders of the Trust would be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust would also be disqualified from taxation as a REIT for the four taxable years following the year in which qualification was lost. It is not possible to state whether in all circumstances the Trust would be entitled to such statutory relief.

OTHER TAX CONSIDERATIONS

     The Trust may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business. The state and local tax treatment of the Trust may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Trust.

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

     To the extent that the Trust engages in real estate development activities in foreign countries or invests in real estate located in foreign countries, the Trust's profits from such activities or investments will generally be subject to tax in the countries where such activities are conducted or such properties are located. The precise nature and amount of such taxation will depend on the laws of the countries where the activities are conducted or the properties are located. Although the Trust will attempt to minimize the amount of such foreign taxation, there can be no assurance as to whether or the extent to which measures taken to minimize such taxes will be successful. If the Trust satisfies the annual distribution requirements for qualification as a REIT and is, therefore, not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its shareholders, the Trust will generally not be able to recover the cost of any foreign tax imposed on such profits from its foreign activities or investments by claiming foreign tax credits against its federal income tax liability on such profits. Moreover, the Trust will not be able to pass foreign tax credits through to its shareholders. As a result, to the extent that the Trust is required to pay taxes in foreign countries, the cash available for distribution to its shareholders will be reduced accordingly.

     The Operating Partnership will receive fees from an affiliated entity as consideration for services that the Operating Partnership will provide to such entity in connection with the development and management of the Kings Hill project in the United Kingdom ("U.K."). The amount of this fee income will not be qualifying income for purposes of the 75% or 95% gross income tests, although the Trust does not expect that the revenue derived from such services would cause it to fail the 75% or 95% gross income tests. The Trust may be subject to Corporation Tax in the U.K. at the rate of 33% on its share of such fee income if the Trust is deemed to have a branch or agency in the U.K. as a result of services that may be performed for such entity in the U.K. In addition, rental income received by the Trust with respect to leases of real property in the U.K. would be subject to U.K. withholding tax at the rate of 25%. It is possible that such rental income (together with any gain arising from the sale or other disposition of such properties) could instead be subject to Corporation Tax in the U.K. at the rate of 33% if the U.K. Inland Revenue did not regard the Trust as holding the properties for purposes of long term investment or if such income or gain were deemed attributable to a branch or agency of the Trust in the U.K. Such U.K. taxes will reduce the amount of cash available for distribution by the Trust to its shareholders out of such income.

TAX ASPECTS OF THE TRUST'S INVESTMENTS IN PARTNERSHIPS

     The following discussion summarizes certain federal income tax considerations applicable solely to the Trust's investment in the Operating Partnership and the Property Partnerships (collectively, the "Partnerships").

CLASSIFICATION AS A PARTNERSHIP

     The Trust will be required to include in its income its distributive share of the Operating Partnership's income and to deduct its distributive share of the Operating Partnership's losses, and the Trust and the Operating Partnership will be required to include in computing their income their respective distributive shares of the income and losses of the Property Partnerships only if the Operating Partnership and each of the Property Partnerships is classified, for federal income tax purposes, as a partnership rather than as an association taxable as a corporation.

     For taxable periods prior to January 1, 1997, an organization formed as a partnership was treated as a partnership rather than as a corporation for federal income tax purposes only if it possessed no more than two of the four corporate characteristics that the Treasury Regulations used to distinguish a partnership from a corporation. These four characteristics were continuity of life, centralization of management, limited liability, and free transferability of interests. Although neither the Operating Partnership nor the Property Partnerships requested a ruling from the IRS that they would be classified as partnerships for Federal income tax purposes, rather than as associations taxable as corporations, Wolf, Block, Schorr and Solis-Cohen LLP had opined that, based on the provisions of the respective Partnership Agreements of the Operating Partnership and each Property Partnership, and certain factual assumptions and representations as to each of them, the Operating Partnership and each Property Partnership will be treated as partnerships for federal income tax purposes and not as associations taxable as corporations. Effective January 1, 1997, newly promulgated Treasury Regula-

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

tions eliminated the four-factor test described above and, instead, permit partnerships and other non-corporate entities to be taxed as partnerships for federal income tax purposes without regard to the number of corporate characteristics possessed by such entity. Under those Regulations, both the Operating Partnership and each of the Property Partnerships will be classified as partnerships for federal income tax purposes unless an affirmative election is made by the entity to be taxed as a corporation. The Trust has represented that no such election has been made, or is anticipated to be made, on behalf of the Operating Partnership or any of the Property Partnerships. Under a special transitional rule in the Regulations, the IRS will not challenge the classification of an existing entity such as the Operating Partnership or a Property Partnership for periods prior to January 1, 1997 if: (i) the entity has a "reasonable basis" for its classification; (ii) the entity and each of its members recognized the federal income tax consequences of any change in classification of the entity made within the 60 months prior to January 1, 1997; and (iii) neither the entity nor any of its members had been notified in writing on or before May 8, 1996 that its classification was under examination by the IRS. Neither the Partnership nor any of the Property Partnerships changed their classification within the 60 month period preceding May 8, 1996, nor was any one of them notified that their classification as a partnership for federal income tax purposes was under examination by the IRS. Therefore, in reliance on the opinion previously rendered by Wolf, Block, Schorr and Solis-Cohen LLP, the Operating Partnership and each of the Property Partnerships should continue to be taxed as partnerships for federal tax purposes.

     If for any reason the Operating Partnership or a Property Partnership were taxable as a corporation rather than as a partnership for federal income tax purposes, the Trust would not be able to satisfy the income and asset requirements for status as a REIT. In addition, any change in the Operating Partnership's status or that of a Property Partnership for tax purposes might be treated as a taxable event, in which case the Trust might incur a tax liability without any related cash distribution. See "-- Taxation of the Trust," above. Further, items of income and deduction for the Operating Partnership or a Property Partnership would not pass through to the respective partners, and the partners would be treated as stockholders for tax purposes. Each Partnership would be required to pay income tax at regular corporate tax rates on its net income and distributions to partners would constitute dividends that would not be deductible in computing the Partnership's taxable income.

INCOME TAXATION OF THE PARTNERSHIPS

  Partners, Not the Operating Partnership or Property Partnerships, Subject to
Tax

     A partnership is not a taxable entity for federal income tax purposes. Rather, the Trust will be required to take into account its allocable share of the income, gains, losses, deductions and credits of each of the Operating Partnership and the Property Partnerships for any taxable year of such Partnerships ending within or with the taxable year of the Trust, without regard to whether the Trust has received or will receive any cash distributions. The same will be true for the Operating Partnership with respect to its allocable share of the income, gains, losses, deductions and credits of each of the Property Partnerships.

  Partnership Allocations

     Although a partnership agreement generally will determine the allocation of income and losses among partners, the allocations provided in the partnership agreement will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of each of the Operating Partnership and the Property Partnerships are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

  Tax Allocations With Respect to Pre-Contribution Gain

     Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with the unrealized gain associated with the property at the time of the contribution. The amount of such unrealized gain is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (the "Book-Tax Difference"). In general, the fair market value of the properties owned (directly or indirectly) by the Trust and interests in Property Partnerships contributed to the Operating Partnership has been substantially in excess of their respective adjusted tax bases. The Partnership Agreements of each of the Operating Partnership and the Property Partnerships require that allocations attributable to each item of contributed property be made so as to allocate the tax depreciation available with respect to such property first to the partners other than the partner that contributed the property, to the extent of, and in proportion to, their book depreciation, and then, if any tax depreciation remains, to the partner that contributed the property. Upon the disposition of any item of contributed property, any gain attributable to the "built-in" gain of the property at the time of contribution would be allocated for tax purposes to the contributing partner. These allocations are intended to be consistent with the Treasury Regulations under Section 704(c) of the Code.

     In general, participants in the formation of the Trust (and the Partnerships) have been allocated disproportionately lower amounts of depreciation deductions for tax purposes relative to their percentage interests in the Operating Partnership, and disproportionately greater shares relative to their percentage interests in the Operating Partnership of the gain on the sale by the Partnerships of one or more of the contributed properties. These tax allocations will tend to reduce or eliminate the Book-Tax Difference over the life of the Partnerships. Because the Partnership Agreements of the Partnerships adopt the "traditional method" in obtaining items allocable under Section 704(c) of the Code, the amounts of the special allocations of depreciation and gain under the special allocation rules of Section 704(c) of the Code may be limited by the so-called "ceiling rule" and may not always eliminate the Book-Tax Difference on an annual basis or with respect to a specific transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Partnerships may cause the Trust to be allocated less depreciation than would be available for newly purchased properties.

     The foregoing principles also apply in determining the earnings and profits of the Trust. The application of these rules may result in a larger share of the distributions from the Trust being taxable to shareholders as dividends.

  Basis in Operating Partnership Interest

     The Trust's adjusted tax basis in its partnership interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Trust plus the fair market value of the Shares it issues or cash it pays upon conversion of interests in the Operating Partnership, (ii) has been, and will be, increased by
(a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and of the Property Partnerships and (iii) has been, and will be, reduced (but not below zero) by the Trust's allocable share of (a) the Operating Partnership's loss and (b) the amount of cash distributed to the Trust, and by constructive distributions resulting from a reduction in the Trust's share of indebtedness of the Operating Partnership and the Property Partnerships.

     If the allocation of the Trust's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Trust's partnership interest in the Operating Partnership below zero, the loss is deferred until such time as the recognition of such loss would not reduce the Trust's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Trust's share of the indebtedness of the Operating Partnership or a Property Partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce the Trust's adjusted tax basis below zero, such distributions (including such constructive distributions) would be includible as taxable income to the Trust in the amount of such excess. Such distributions and constructive distributions would normally be characterized as capital gain, and if the Trust's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently, one year), the distributions and constructive distributions would constitute long-term capital gain. Based on Treasury Regulations to be issued, the tax rates applicable to such capital gain will likely vary depending on the precise amount of time such interest has been held by the Trust and the nature of the Operating Partnership's property. Based on certain undertakings by limited partners of the Operating Partnership, the Exchangeable Subordinated Debentures issued by the Operating Partnership are allocated for purposes of Section 752 of the Code disproportionately in favor of certain limited partners.

SALE OF THE PARTNERSHIPS' PROPERTY

     Generally, any gain realized by the Operating Partnership or a Property Partnership on the sale of property held by the Operating Partnership or a Property Partnership, or on the sale of partnership interests in the Property Partnerships, if the property or partnership interests are held for more than one year, will be long-term capital gain (except for any portion of such gain that is treated as depreciation or cost recovery recapture), and may result in capital gain distributions to the shareholders. See "-- Taxation of Taxable Domestic Shareholders," below.

     The Trust's share of any gain realized on the sale of any property held by the Operating Partnership or a Property Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the trade or business of any of the Operating Partnership or the Property Partnerships will, however, be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership and the Property Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating their properties and to make such occasional sales of such properties, including peripheral land, as are consistent with the investment objectives of the Trust and the Operating Partnership. Complete assurance cannot be given, however, that the Trust will be able to avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of business."

TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

     As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as gain from the sale or exchange of a capital asset held for more than one year (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its stock. Subject to certain limitations, the Trust may further designate capital gain dividends as a "20% rate gain distribution," an "unrecaptured section 1250 gain distribution," or a "28% rate gain distribution," in which case such dividends will be taxable to recipient individual shareholders when received at tax rates of 20%, 25% and 28%, respectively. If no additional designation is made regarding a capital gain distribution, it will be treated as a 28% rate gain distribution. Corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder's shares, they will be included in income as short-term, mid-term or long-term capital gain (depending on the length of time the shares have been held) assuming the shares are a capital asset in the hands of the shareholder. In addition, any dividend declared by the Trust in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Trust and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Trust.

     In general, a domestic shareholder will realize capital gain or loss on the disposition of Common Shares equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition, and
(ii) the shareholder's adjusted basis of such Common Shares. Subject to certain exceptions, the maximum rate of tax on net capital gains of individuals, trusts and estates from the sale or exchange of capital assets is 28% in respect of capital assets held for more than one year but not more than 18 months and is 20% in respect of capital assets held for more than 18 months. Any loss upon a sale or exchange of shares by a shareholder who has held such shares for six months or less (after applying certain holding-period rules) will be treated as a long-term capital loss to the extent of distributions from the Trust required to be treated by such shareholder as long-term capital gain.

     Effective for its taxable years beginning on or after January 1, 1998, the Trust may elect to retain its net long-term capital gains recognized during a taxable year ("Retained Gains") and pay a corporate-level tax on such Retained Gains. Corporations are currently subject to a maximum 35 percent tax on recognized capital gains. A shareholder owning the Trust's shares of beneficial interest on December 31 of any taxable year in which the Trust has Retained Gains would be required to include in gross income such shareholder's proportionate share of the Retained Gains (as designated by the Trust in a notice mailed to shareholders within 60 days following the end of the taxable year). The amount of any corporate-level tax paid by the Trust in respect of the Retained Gains (the "Trust Tax") would be treated as having been paid by the shareholders of the Trust and each shareholder would receive a credit for such shareholder's share of the Trust Tax. A shareholder's basis in his shares of beneficial interest would increase by the excess of such shareholder's proportionate share of the Retained Gains over the shareholder's share of the Trust Tax. Unless the Retained Gains were treated as actually distributed, it is possible that the Retained Gains might be subject to the Excise Tax.

BACKUP WITHHOLDING

     The Trust will report to its U.S. shareholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Trust with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Trust may be required to withhold a portion of capital gain distributions to shareholders who fail to certify their non-foreign status to the Trust. The United States Treasury has recently issued final regulations (the "Final Regulations") which affect the procedures regarding the withholding and information reporting rules discussed above. In general, the Final Regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify and modify reliance standards. The Final Regulations are generally effective for payments made on or after January 1, 1999, subject to certain transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the Final Regulations and the potential effect on their ownership of Common Shares. See "-- Taxation of Foreign Shareholders."

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Generally, distributions to a tax-exempt entity from a real estate investment trust do not constitute unrelated business taxable income, as defined in Section 512(a) of the Code ("UBTI"), provided that the tax-exempt entity has not financed its acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Thus, distributions by the Trust to shareholders that are tax-exempt should not be taxable as UBTI, provided that no acquisition indebtedness was incurred with respect to such shares.

     Some or all of the distributions by a real estate investment trust to a tax-exempt employee's pension fund that owns more than 10% in value of the real estate investment trust are treated as UBTI if the real estate investment trust constitutes a "pension-held REIT" and if other conditions are met. In order to constitute a "pension-held REIT" the real estate investment trust must meet the test for classification as a real estate investment trust only because tax-exempt pension funds are not treated as a single individual for purposes of the "five-or-fewer" rule (see "Risk Factors -- Limitations on Changes in
Control -- Ownership Limit") and either (A) one pension fund owns more than 25% in value of the real estate investment trust or (B) one or more pension funds (holding at least 10% in value of the real estate investment trust each) own, in the aggregate, more than 50% of the value of the real estate investment trust. In addition, the gross income of the real estate investment trust derived from activities that would constitute unrelated trades or businesses, computed as if the REIT was a "qualified trust," must be at least five percent of the gross income of the real estate investment trust in the taxable year in which the distributions are made. The ownership limitations in the Trust's Declaration of Trust (assuming no waiver by the Board of Trustees) would prevent the Trust from being classified as a "pension-held REIT."

TAXATION OF FOREIGN SHAREHOLDERS

     The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex, and no attempt will be made herein to provide more than a summary of the rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in the Common Shares offered hereby, including any reporting requirements, as well as the tax treatment of such an investment under their home country laws. If income from the investment in the Common Shares offered hereby is treated as "effectively connected" with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to the dividends (and may also be subject to the 30% "branch profits" tax in the case of a shareholder that is a foreign corporation). The remainder of this discussion assumes that the distributions do not constitute "effectively connected" income. Prospective investors whose investment in Common Shares may be "effectively connected" with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences thereof.

     Distributions by the Trust that are not attributable to gain from sales or exchanges by the Trust of United States real property interests and not designated by the Trust as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Trust. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. Distributions in excess of current and accumulated earnings and profits of the Trust will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares in the Trust, as described below. The Trust expects to withhold United States income tax at the rate of 30% on the gross amount of any distributions made to a Non-U.S. Shareholder unless
(i) a lower treaty rate applies and the Non-U.S. Shareholder files all necessary forms required to establish eligibility for the lower rate and provides certification as to such eligibility, if necessary, or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Trust certifying that the investment to which the distribution relates is "effectively connected" to a United States trade or business of such Non-U.S. Shareholder. Lower treaty rates generally applicable to dividend income may not necessarily apply to distributions from a REIT, such as the Trust. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. Pursuant to recently enacted legislation, effective for distributions made after August 20, 1996, the Trust is obligated to withhold 10% of the amount of any distribution in excess of the Trust's current and accumulated earnings and profits. However, amounts withheld are refundable if it is subsequently determined that the distribution was in excess of current and accumulated earnings and profits of the Trust and the amount withheld exceeded the Non-U.S. Shareholders' United States tax liability, if any.

     For any year in which the Trust qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Trust of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if the gain were "effectively connected" with a United States business. Non-U.S. Shareholders would be taxed at the normal capital gain rates applicable to domestic shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), without regard to whether such distributions are designated by the Trust as capital gain dividends. Also, distributions subject to FIRPTA may be subject to a 30% "branch profits" tax in the hands of a foreign corporate shareholder not entitled to treaty exemption. The Trust is required by applicable income tax regulations that have been promulgated under the Code (the "Treasury Regulations") to withhold 35% of any distribution that could be designated by the Trust as a capital gains dividend. This amount is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be taxed under FIRPTA if the Trust is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Trust currently is a "domestically controlled REIT," and anticipates continuing to be so classified, and therefore the sale of the Common Shares offered hereby should not be subject to taxation under FIRPTA. However, because the Common Shares will be publicly traded, no assurance can be given that the Trust will continue to so qualify. Notwithstanding the foregoing, any gain not otherwise subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to the gain (a shareholder that is a foreign corporation may also be subject to the 30% "branch profits" tax), or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and, in the case of foreign corporations, subject to the possible application of the 30% "branch profits" tax).

     If the proceeds of a disposition of Common Shares are paid by or through a United States office of a broker, the payment is subject to information reporting requirements and to backup withholding unless the disposing Non-U.S. Shareholder certifies as to his name, address, and non-United States status or otherwise establishes an exemption. Generally, United States information reporting and backup withholding will not apply to the payment of disposition proceeds if the payment is made outside the United States through a non-United States broker. United States information reporting (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the United States if (i) the payment is made through an office outside the United States that is either (a) a United States person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) a "controlled foreign corporation" for United States federal income tax purposes, and (ii) the broker fails to obtain documentary evidence that the Shareholder is a Non-U.S. Shareholder and that certain conditions are met or that the Non-U.S. Shareholder is otherwise entitled to an exemption. The Final Regulations, issued by the United States Treasury on October 6, 1997, affect the rules applicable to payments to foreign persons. In general, the Final Regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify and modify reliance standards. The Final Regulations also address certain issues relating to intermediary certification procedures designed to simplify compliance by withholding agents. The Final Regulations are generally effective for payments made on or after January 1, 1999, subject to certain transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the Final Regulations and the potential effect on their ownership of Common Shares.

TAXATION OF HOLDERS OF DEBT SECURITIES

     As used herein, the term "U.S. Holder" means a holder of a Debt Security who (for United States Federal income tax purposes) is (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate, the income of which is subject to United States federal income tax without regard to its source, (iv) a Trust if a court within the United States is able to exercise primary supervision over the administration of the Trust and one or more United States persons have the authority to control all substantial decisions of the Trust, or (v) any other person who is subject to United States Federal income taxation on a net income basis with respect to a Debt Security and "U.S. Alien Holder" means a holder of a Debt Security who is not a U.S. Holder. In the case of a holder of a Debt Security that is a partnership for United States tax purposes, and each partner will take into account its allocable share of income or loss from the Debt Security, and will take such income or loss into account under the rules of taxation applicable to such partner, taking into account the partnership and the partner.

U.S. HOLDERS

  Payments of Interest

     Interest on a Debt Security will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder's method of accounting for tax purposes.

  Purchase, Sale and Retirement of the Debt Securities

     A U.S. Holder's tax basis in a Debt Security will generally be its U.S. dollar cost.

     A U.S. Holder will generally recognize gain or loss on the sale or retirement of a Debt Security equal to the difference between the amount realized on the sale or retirement and the U.S. Holder's tax basis in the Debt Security. Except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Debt Security will be capital gain or loss, will be a long-term capital gain or loss if the Debt Security was held for more than one year and may be eligible for a reduced rate of tax if the Debt Security was held for more than 18 months and in certain other circumstances.

U.S. ALIEN HOLDERS

     This discussion assumes that the Debt Security is not subject to the rules of Section 871(h)(4)(A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party).

     Under present United States Federal income and estate tax law, and subject to the discussion of backup withholding above:

          (i) payments of principal, premium (if any) and interest by the Operating Partnership or any of its paying agents to any holder of a Debt Security that is a U.S. Alien Holder will not be subject to United States Federal withholding tax if, in the case of interest (a) the beneficial owner of the Debt Security does not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership, (b) the beneficial owner of the Debt Security is not a controlled foreign corporation that is related to the Operating Partnership through stock ownership, and (c) either (A) the beneficial owner of the Debt Security certifies to the Operating Partnership or its agent, under penalties of perjury, that it is not a U.S. person and provides its name and address or
     (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Debt Security certifies to the Operating Partnership or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

          (ii) a U.S. Alien Holder of a Debt Security will not be subject to United States Federal withholding tax on any gain realized on the sale or exchange of a Debt Security; and

          (iii) a Debt Security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States Federal estate tax as a result of the individual's death if (a) the individual did not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership, and (b) the income on the Debt Security would not have been effectively connected with a United States trade or business of the individual at the time of the individual's death.

     Special rules may apply in the case of U.S. Alien Holders (i) that are engaged in a United States trade or business, (ii) that are former citizens or long term residents of the United States, "controlled foreign corporations," "foreign personal holding companies," corporations which accumulate earnings to avoid United States Federal income tax, and certain foreign charitable organizations, each within the meaning of the Code, or (iii) certain non-resident alien individuals who are present in the United States for 183 days of more during a taxable year. Such persons are urged to consult their own tax advisors before purchasing a Debt Security.

                              PLAN OF DISTRIBUTION

     The Trust and/or the Operating Partnership, as the case may be, may sell the Securities being offered hereby: (a) directly to purchasers; (b) through agents; (c) through underwriters; (d) through dealers; or (e) through a combination of any such methods of sale. The Securities may also be used as all or part of the consideration to be paid by the Trust or the Operating Partnership for the acquisition of non-operating assets for which financial statements would not be required to be filed with the Commission, or in exchange for units of limited partnership interest of the Operating Partnership. In addition, Common Shares may be offered hereby in exchange for certain debt securities of the Operating Partnership that are exchangeable for such Common Shares.

     The distribution of the Securities may be effected from time to time in one or more transactions: (a) at a fixed price or at final prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to such prevailing market prices; or (d) at negotiated prices. Offers to purchase Securities may be solicited directly by the Trust or the Operating Partnership, as the case may be, or by agents designated by the Trust or the Operating Partnership, as the case may be, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Trust or the Operating Partnership, as the case may be, to such agent will be set forth, in the applicable Prospectus Supplement.

     If an underwriter is, or underwriters are, utilized in the offer and sale of Securities in respect of which this Prospectus and the accompanying Prospectus Supplement are delivered, the Trust and/or the Operating Partnership will execute an underwriting agreement with such underwriter(s) for the sale to it or them and the name(s) of the underwriter(s) and the terms of the transaction will be set forth in such Prospectus Supplement, which will be used by the underwriter(s) to make resales of the Securities in respect of which this Prospectus and such Prospectus Supplement are delivered to the public.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Trust and/or the Operating Partnership will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     Certain of the underwriters, dealers or agents utilized by the Trust and/or the Operating Partnership in any offering hereby may be customers of, including borrowers from, engage in transactions with, and perform services for, the Trust and/or the Operating Partnership or one or more of their respective affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Trust or the Operating Partnership, as the case may be, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

     Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the Securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

     If underwriters create a short position in the Securities in connection with the offering thereof, (i.e., if they sell more Securities than are set forth on the cover page of the applicable Prospectus Supplement), the representatives of such underwriters may reduce that short position by purchasing Securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of the over-allotment option described in the applicable Prospectus Supplement.

     Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

     In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

     Neither the Company nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, neither the Company nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL OPINIONS

     Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, has rendered an opinion with respect to the legality of the Securities to be issued by the Operating Partnership. Weinberg & Green LLC, Baltimore, Maryland, has rendered an opinion with respect to the legality of the Securities to be issued by the Trust. The statements in this Prospectus under the caption "Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership" and the other statements herein relating to the Trust's qualification as a real estate investment trust will be passed upon for the Trust by Wolf, Block, Schorr and Solis-Cohen LLP, although such firm has rendered no opinion as to matters involving the imposition of non-U.S. taxes on the operations of, and distributions of payments from, its United Kingdom affiliate. Michael M. Dean, a partner of Wolf, Block, Schorr and Solis-Cohen LLP, is the sole trustee of irrevocable trusts established by three of the Trust's senior executives for the benefit of their respective children. Each of such trusts received limited partnership interests in the Operating Partnership in connection with the Company's formation in exchange for interests in the Rouse Group owned by such trusts.

                                    EXPERTS

     The consolidated financial statements of the Trust and the Operating Partnership for the years ended December 31, 1996 and 1995 and the period from June 23, 1994 through December 31, 1994 and the combined financial statements of the Rouse Group for the period January 1, 1994 through June 22, 1994, appearing in the Annual Reports (Form 10-K) of the Trust and the Operating Partnership for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The statements of operating revenues and certain operating expenses of (i) 650-660 E. Swedesford Road, (ii) the Minnesota Properties, (iii) the South Carolina Properties, (iv) the Detroit Properties, (v) 4198 Cox Road, (vi) 4510 Cox Road, (vii) the Patuxent Woods Properties, (viii) the Horsham Properties and
(ix) the Greenville Properties, each of such capitalized terms as defined in the respective Current Reports (Form 8-K) of the Company and the Operating Partnership relating thereto, all of such statements for the year ended December 31, 1996 and appearing in the respective Current Reports (Form 8-K) of the Company and the Operating Partnership, filed on February 13, 1997, March 5, 1997, March 5, 1997, June 25, 1997, November 4, 1997, November 4, 1997, November 13, 1997, November 19, 1997 and December 11, 1997, respectively, have been audited by Fegley & Associates, independent auditors, as set forth in their reports thereon included in the respective Current Reports (Form 8-K) and incorporated herein by reference. Such statements of operating revenues and certain operating expenses are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Trust and the Operating Partnership are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the Commission, including proxy statements in the case of the Trust. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Electronic filings made through the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") are publicly available through the Commission's Web site (http://www.sec.gov). The Common Shares are listed on the NYSE, and reports, proxy statements and other information regarding the Trust and the Operating Partnership may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     The Trust and the Operating Partnership have filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. This Prospectus constitutes a part of the Registration Statement. As permitted by the rules and regulations of the Commission, this Prospectus and the applicable Prospectus Supplement do not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus, the applicable Prospectus Supplement or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to in this Prospectus or the applicable Prospectus Supplement are not necessarily complete and, in each instance where such contract or document has been filed as an exhibit to the Registration Statement or other document incorporated by reference, reference is made to the copy of such contract or other document, each such statement being qualified in all respects by such reference. The Registration Statement, together with exhibits thereto, may be inspected at the Commission's public reference facilities in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission under the Exchange Act are hereby incorporated by reference herein as of their respective dates:

     (a) The Annual Report on Form 10-K of the Trust and the Operating Partnership for the fiscal year ended December 31, 1996;

     (b) The Quarterly Reports on Form 10-Q of the Trust and the Operating Partnership for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

     (c) The Current Reports on Form 8-K of the Trust and the Operating Partnership filed February 13, 1997, March 5, 1997, March 21, 1997, June 25, 1997, July 7, 1997, August 6, 1997, August 11, 1997, August
          16, 1997, November 4, 1997, November 13, 1997, November 19, 1997,
          November 20, 1997, December 11, 1997, December 15, 1997 and December 18, 1997 (as amended on December 23, 1997); and

     (d) The description of the Common Shares contained in the Registration Statement on Form 8-A of the Trust registering such securities under
          Section 12 of the Exchange Act.

     All documents and reports filed by the Trust or the Operating Partnership pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering described herein shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents or reports, except as to any portion of any future annual or quarterly report to the holders of securities of the Trust or the Operating Partnership or any proxy or information statement which is not deemed to be filed under such provisions.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement, this Prospectus and the applicable Prospectus Supplement to the extent that a statement contained herein, in the applicable Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in the Registration Statement or this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus or the applicable Prospectus Supplement.

     The Company will provide without charge to each person to whom a copy of this Prospectus or the applicable Prospectus Supplement has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to the Company at 65 Valley Stream Parkway, Malvern, Pennsylvania 19355, Attention: Investor Relations; telephone
(610) 648-1700.

======================================================

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this Prospectus Supplement, the applicable Pricing Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement, the applicable Pricing Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or an Agent. Neither the delivery of this Prospectus Supplement, the applicable Pricing Supplement or the Prospectus nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has not been any change in the affairs of the Company since the date hereof. This Prospectus Supplement, the applicable Pricing Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                            ------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                        PAGE
                                        ----
Risk Factors..........................   S-3
Description of Notes..................   S-6
Special Provisions Relating to Multi-
  Currency Notes......................  S-26
Certain United States Federal Income
  Tax Considerations..................  S-29
Plan of Distribution..................  S-38
Legal Matters.........................  S-39

                 PROSPECTUS
Risk Factors..........................     3
The Company...........................     7
Use of Proceeds.......................     7
Certain Ratios........................     7
Description of Debt Securities........     8
Description of Preferred Shares.......    20
Description of Warrants...............    26
Shareholder Rights Plan...............    27
Federal Income Tax Considerations With
  Respect to the Trust and the
  Operating Partnership...............    28
Plan of Distribution..................    42
Legal Opinions........................    43
Experts...............................    43
Available Information.................    44
Incorporation of Certain Documents by
  Reference...........................    44

======================================================

======================================================

                                  $450,000,000
                                LIBERTY PROPERTY
                              LIMITED PARTNERSHIP

                               Medium-Term Notes
                            Due Nine Months or More
                               From Date of Issue
                          ---------------------------

                             PROSPECTUS SUPPLEMENT
                                January 12, 1998

                          ---------------------------
                                LEHMAN BROTHERS

                          DONALDSON, LUFKIN & JENRETTE
                SECURITIES CORPORATION

                      FIRST CHICAGO CAPITAL MARKETS, INC.

                               J.P. MORGAN & CO.

                                 UBS SECURITIES
======================================================